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                                                                    EXHIBIT 4.18



                        NOBLE DRILLING (PAUL ROMANO) INC.



                                   ----------

                                 TRUST INDENTURE
                             AND SECURITY AGREEMENT

                                   ----------

                          Dated as of November 24, 1998





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                                TABLE OF CONTENTS

                                                                                                               Page
                  ARTICLE 1.        DEFINED TERMS.................................................................3
                  1.1      Special................................................................................3

                  ARTICLE 2.        FORM, EXECUTION, ISSUE AND DELIVERY OF NOTES.................................13
                  2.1      Issue of Notes........................................................................13

                  2.2      Authentication of Notes; Denominations of Notes and Form..............................14
                  2.3      Registration of Notes.................................................................14
                  2.4      Exchange of Notes.....................................................................15
                  2.5      Transfer of Notes.....................................................................15
                  2.6      General Rules.........................................................................16
                  2.7      Valid Obligations.....................................................................17
                  2.8      Execution and Delivery................................................................17
                  2.9      Replacement of Notes..................................................................17

                  ARTICLE 3.        PAYMENTS AND DISTRIBUTION THEREOF............................................17
                  3.1      Payment by Issuer.....................................................................17
                  3.2      Delivery Expenses.....................................................................18
                  3.3      Issue Taxes...........................................................................18
                  3.4      Required Payments of Notes without Premium............................................18
                  3.5      Optional Prepayment of the Notes with Make-Whole Amount...............................19
                  3.6      Required Prepayments of Notes.........................................................20
                  3.7      Surrender of Notes on Prepayment......................................................20
                  3.8      Provision for Applicable Make-Whole Amount, Yield Protection Amount
                           and Breakage Amount...................................................................20
                  Breakage Amount................................................................................23

                  ARTICLE 4.        RECEIPT, DISTRIBUTION AND APPLICATION OF TRUST
                                    ESTATE.......................................................................24
                  4.1      Application of Shell Contract Revenues When No Indenture Event of Default
                  is Continuing..................................................................................24
                  4.2      (a)      Payments in Case of an Early Termination.....................................24
                  (b)      Payments in Case of an Event of Loss..................................................26
                  (c)      Payments in Case of a Partial Event of Loss...........................................26
                  4.3      Payments During Continuance of an Indenture Event of Default..........................27
                  4.4      Amounts Held by Trustee...............................................................28
                  4.5      Allocation of Payments................................................................28
                  4.6      Method of Payment to Holders..........................................................29
                  4.7      Method of Payment to Issuer...........................................................29
                  4.8      Payments for which No Application is Otherwise Provided...............................29


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

                  ARTICLE 5.        EVIDENCE OF ACTS OF NOTE HOLDERS.............................................29
                  5.1      Execution by Note Holders or Agents...................................................29
                  5.2      Future Holders Bound..................................................................30

                  ARTICLE 6.        INDENTURE DEFAULTS - REMEDIES................................................30
                  6.1      Indenture Events of Default...........................................................30
                  6.2      Acceleration of Notes.................................................................32
                  6.3      Annulment of Acceleration of Notes....................................................33
                  6.4      Default Remedies......................................................................33
                  6.5      Other Enforcement Rights..............................................................36
                  6.6      Effect of Sale, etc...................................................................38
                  6.7      Restoration of Rights and Remedies....................................................38
                  6.8      Application of Sale Proceeds and Deficiency...........................................38
                  6.9      Cumulative Remedies...................................................................39
                  6.10     Limitations on Suits..................................................................39
                  6.11     Suits for Principal and Interest......................................................39
                  6.12     Waiver by the Issuer..................................................................40

                  ARTICLE 7.        AFFIRMATIVE COVENANTS........................................................41
                  7.1      Financial Statements..................................................................41
                  7.2      Litigation............................................................................43
                  7.3      Maintenance, Etc......................................................................44
                  7.4      Environmental Matters.................................................................46
                  7.5      Further Assurances....................................................................46
                  7.6      Performance of Obligations............................................................47
                  7.7      ERISA Information and Compliance......................................................47
                  7.8      Debt Service Reserve Fund.............................................................47
                  7.9      Maintenance of Agency.................................................................48
                  7.10     Additional Assurances.................................................................48
                  7.11     Year 2000 Compliance..................................................................49
                  7.12     Change in Location of Collateral or Issuer............................................49
                  7.13     Change in Issuer's Name...............................................................49
                  7.14     Corporate Independence................................................................49
                  7.15     Working Capital Fund..................................................................50

                  ARTICLE 8.        NEGATIVE COVENANTS...........................................................50
                  8.1      Debt..................................................................................51
                  8.2      Liens.................................................................................51
                  8.3      Investments, Loans and Advances.......................................................51
                  8.4      Dividends, Distributions and Redemptions..............................................51
                  8.5      Sales and Leasebacks..................................................................51
                  8.6      Nature of Business....................................................................51
                  8.7      Limitation on Leases..................................................................52
                  8.8      Mergers, Etc..........................................................................52
                  8.9      Proceeds of Notes.....................................................................52
                  8.10     ERISA Compliance......................................................................52

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

                  8.11     Sale or Discount of Receivables.......................................................53
                  8.12     Sale of Drilling Rig..................................................................53
                  8.13     Environmental Matters.................................................................53
                  8.14     Transactions with Affiliates..........................................................54
                  8.15     Subsidiaries..........................................................................54
                  8.16     Location of Issuer....................................................................54
                  8.17     Acquisition of Notes..................................................................54
                  8.18     Non-Petition Covenant.................................................................54

                  ARTICLE 9.        THE TRUSTEES.................................................................54
                  9.1      Certain Duties and Responsibilities of Trustees.......................................54
                  9.2      Trustees' Compensation and Indemnification............................................56
                  9.3      Certain Rights of Trustees............................................................56
                  9.4      Showings Deemed Necessary by a Trustee................................................58
                  9.5      Status of Monies Received.............................................................58
                  9.6      Resignation of Trustees...............................................................58
                  9.7      Removal of Trustees...................................................................58
                  9.8      Successor Trustee.....................................................................58
                  9.9      Appointment of Successor Trustees.....................................................59
                  9.10     Merger or Consolidation of Trustee....................................................59
                  9.11     Acceptance of Appointment by Successor Trustee........................................59
                  9.12     Conveyance upon Request of Successor Trustee..........................................59
                  9.13     Co-Trustees and Additional Trustees...................................................60
                  9.14     Trustee's Representations and Warranties..............................................60
                  9.15     Non-Petition Covenant.................................................................61

                  ARTICLE 10.       SUPPLEMENTAL INDENTURES, WAIVERS.............................................61
                  10.1     Supplemental Indentures Without Note Holders' Consent.................................61
                  10.2     Waivers and Consents by Note Holders; Supplemental Indentures with
                  Consent........................................................................................62
                  10.3     Notice of Supplemental Indenture......................................................63
                  10.4     Solicitation of Note Holders..........................................................63
                  10.5     Opinion of Counsel Conclusive as to Supplemental Indentures...........................63
                  10.6     Effect of Supplemental Indentures.....................................................64
                  10.7     New Notes.............................................................................64

                  ARTICLE 11.       UNCLAIMED MONIES.............................................................64
                  11.1     Satisfaction and Discharge of Agreement...............................................64
                  11.2     Return of Unclaimed Monies............................................................65

                  ARTICLE 12.       MISCELLANEOUS................................................................65
                  12.1     Successors and Assigns................................................................65
                  12.2     Partial Invalidity....................................................................65
                  12.3     Communications........................................................................65
                  12.4     GOVERNING LAW; SUBMISSION TO JURISDICTION.............................................66
                  12.5     Limitation on Interest................................................................68

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

                  12.6     Counterparts..........................................................................69
                  12.7     Headings, etc.; Gender................................................................69
                  12.8     Amendments............................................................................69
                  12.9     Benefits of Agreement Restricted to Parties and Note Holders..........................69
                  12.10    Waiver of Notice......................................................................70
                  12.11    Intentionally Omitted.................................................................70
                  12.12    Additional Financing Statement Filings................................................70
                  12.13    Directly or Indirectly................................................................70
                  12.14    Exhibits, Annexes and Sections........................................................70
                  12.15    Officers' Certificate and Opinions of Counsel; Statements to be Contained
                  Therein........................................................................................70
                  12.16    Payment of Expenses, Indemnities, etc.................................................71
                  12.17    NO ORAL AGREEMENTS....................................................................74
                  12.18    EXCULPATION PROVISIONS................................................................74
                  12.19    Trustees Not Engaging in a Trade or Business..........................................75


Annex A-1             --        Form of Series A Note

Annex A-2             --        Form of Series B Note

Annex B               --        Series A Note Payment Schedule

Annex C               --        Form of Intercompany Subordinated Note

Annex D               --        Surveys and Inspections

Schedule 7.3          --        Insurance

Schedule 9.2          --        Trustee Fees


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                     TRUST INDENTURE AND SECURITY AGREEMENT


         TRUST INDENTURE AND SECURITY AGREEMENT dated as of November 24, 1998, between NOBLE DRILLING (PAUL ROMANO) INC., a Delaware corporation (the "Issuer"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Trustee"; the Trustee and each other Person accepting trusts created hereby being individually referred to as a "Trustee" and collectively as the "Trustees").

                                    RECITALS:

         WHEREAS, the defined terms used in this Indenture shall have the respective meanings set forth in Section 1.1 unless elsewhere defined or the context shall otherwise require;

         WHEREAS, the Issuer is authorized by law, and deems it necessary to borrow money for its proper legal purposes and to mortgage, assign and pledge its Property to secure the payment thereof and to that end, in the exercise of said authority, has duly authorized the execution and delivery of this Indenture providing for the issue of secured promissory notes of the Issuer hereunder;

         WHEREAS, the Issuer has duly authorized the issuance of (i) its drilling vessel secured notes limited in aggregate original principal amount to Ninety-Five Million, Four Hundred Twelve Thousand, Five Hundred Dollars ($95,412,500) to be known as its Series A Senior Secured Notes, and (ii) its drilling vessel secured notes limited in aggregate original principal amount to Sixteen Million, Eight Hundred Thirty-Seven Thousand, Five Hundred Dollars ($16,837,500), to be known as its Series B Senior Secured Notes on the terms herein provided;

         WHEREAS, the Notes and the Trustee's Certificate of Authentication thereon are to be substantially in the forms set forth in Annexes A-1 and A-2; and

         WHEREAS, all acts and proceedings required by law and by the Certificate of Incorporation and Bylaws of the Issuer necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Issuer, and all acts and proceedings required by law and by the Certificate of Incorporation and Bylaws of the Issuer necessary to constitute this Indenture a legal, valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the Issuer has duly authorized, executed and delivered this Indenture;

                                GRANTING CLAUSE:

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that to secure the prompt and complete payment of the principal of, and interest and any applicable Make-Whole Amount on, all of the Notes issued and delivered and Outstanding, the payment of all other sums owing hereunder and under all other Credit Documents and the performance of the covenants contained herein and in all other Credit Documents, and in consideration of the premises and of the covenants contained herein, the purchase of the Notes by the Purchasers, and the sum of One Dollar ($1.00) paid by the Trustee to the Issuer at or before the delivery hereof, the receipt and sufficiency whereof are hereby





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acknowledged, the Issuer has hereby granted, bargained, sold, conveyed, assigned, transferred, mortgaged, affected, pledged, set over, confirmed, granted a continuing security interest in, and hypothecated and does hereby grant, bargain, sell, convey, assign, transfer, mortgage, affect, pledge, set over, confirm, grant a continuing security interest to the Trustee and to any co-trustee or separate trustee hereafter acting pursuant to this Indenture, and to their respective successors and assigns in trust forever, all of its right, title and interest in, to and under the following described Properties (all of such Properties, including without limitation all properties hereafter specifically subjected to the lien of this Indenture by any indenture supplement hereto, being hereinafter collectively referred to as the "Trust Estate"):

                  (a) All equipment, inventory, fixtures and other goods in all forms, wherever located and whether now or hereafter existing, which are owned by the Issuer or in which the Issuer otherwise has any rights and all parts thereof, all accessions thereto, all replacements or substitutions therefor, all accounts now or hereafter arising in connection therewith, and all chattel paper, documents and General Intangibles covering or relating thereto (any and all such equipment, inventory, fixtures, other goods, parts, accessions, replacements, substitutions, accounts, chattel paper, documents and General Intangibles being herein collectively called the "Pledged Equipment");

                  (b) All accounts, general intangibles (excluding the Shell Contract), chattel paper and documents, now owned or hereafter acquired;

                  (c) The Operating Services Agreement, the Asset Transfer Agreement and the Capital Funding Agreement (when and if executed and delivered);

                  (d) All Properties subjected to the Lien of this Indenture by each supplemental indenture entered into and delivered pursuant to
         Article 10;

                  (e) All insurance proceeds, condemnation proceeds and the accounts, issues, profits, products, revenues and other income of and from the Shell Contract and the other Properties subjected or required to be subjected to the Lien of this Indenture and all the estate, right, title and interest of every nature whatsoever of the Issuer in and to the same and every part thereof;

                  (f) The Collection Account, the Debt Service Reserve Fund, the Working Capital Account and all other monies now or hereafter paid or deposited or required to be paid or deposited to or with the Trustee pursuant to Section 4.1 or 4.3 hereof or any other term hereof or any term of the other Credit Documents and held or required to be held by any Trustee hereunder;

                  (g) Any and all other Properties and any and all other rights, interests and privileges granted to any Trustee in accordance with the provisions hereof and pursuant to or in connection with the provisions of the other Credit Documents, including but not limited to the First Naval Mortgage; and

                  (h) All proceeds of the foregoing.


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                  It is expressly contemplated that additional property may from time to time be pledged, assigned or granted to the Trustee as additional security for the Outstanding Notes, and the term "Trust Estate" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto, and all proceeds and replacements of the same.

         TO HAVE AND TO HOLD, all and singular, the Trust Estate for the uses and purposes and subject to the terms and provisions set forth in this Indenture unto the Trustees and their respective successors in trust, and to their respective assigns forever.

         IN TRUST NEVERTHELESS, under and subject to the terms and conditions herein set forth and for the equal and proportionate, unless otherwise stated herein, benefit and security of the holders from time to time of the Outstanding Notes and for the enforcement of the prompt and complete payment when due of all sums due in connection with the Outstanding Notes, this Indenture and each of the other Credit Documents and for the performance and observance by the Issuer of the covenants, obligations and conditions to be performed and observed by the Issuer and all other parties, other than the Trustees and the holders of Outstanding Notes, to this Indenture and each of the other Credit Documents;

         PROVIDED, HOWEVER, that these presents are upon the condition that if the Issuer, its successors or assigns, shall satisfy the conditions set forth in
Section 11.1 for a release of the Trust Estate in full, then this Indenture, and the estates and rights assigned in the other Credit Documents, shall cease, determine and be void; otherwise they shall remain and be in full force and effect;

         IT IS HEREBY FURTHER COVENANTED AND AGREED that all of the Notes are to be issued, authenticated and delivered and that the Trust Estate is to be held and applied by the Trustees, subject to the further covenants, agreements, conditions, uses and trust hereafter set forth. The Issuer for itself and its successors and permitted assigns does hereby covenant and agree with the Trustees and their respective successors in trust for the benefit of all present and future holders of the Outstanding Notes, or any of them, as follows:

ARTICLE 1. DEFINED TERMS.

         1.1 Special Definitions. For purposes of this Indenture, the following terms shall have the respective meanings (i) set forth below, (ii) set forth in the Section or other part of this Indenture following such term or (iii) provided for in the section or other part of such other Credit Document as may be referred to immediately following such term (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  Affiliate -- at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Issuer.


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                  Asset Purchase Agreement -- the Asset Purchase Agreement with respect to the Series B Notes, dated as of December 15, 1998, among Victory Receivables Corporation, BTM Capital Corporation, Bankers Trust Company, the agent, and the banks party thereto, as from time to time amended, supplemented or modified.

                  Asset Transfer Agreement -- the Asset Transfer Agreement of even date herewith from the Parent to the Issuer covering the Drilling Rig and the Shell Contract.

                  Assignment of Drilling Contract Revenue -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Breakage Amount -- the amount determined pursuant to Section 3.8(c).

                  Breakage Party -- has the meaning set out in Section 3.8(c).

                  BTM, Ltd. -- The Bank of Tokyo - Mitsubishi, Ltd., New York Branch.

                  BTMTC -- Bank of Tokyo - Mitsubishi Trust Company.

                  Business Day -- a day other than a Saturday, a Sunday or a day on which banks are required or allowed by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed in one or both of the State of Texas and New York.

                  Capital Funding Agreement -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Closing Date -- the date of the initial issuance of the Notes.

                  Code -- the Internal Revenue Code of 1986, as amended from time to time.

                  Collateral -- the Trust Estate, and any and all other collateral held by any one or more of the Trustees to secure the Notes or any other obligations created pursuant to the Credit Documents, including without limitation the Credit Documents and all collateral covered thereby.

                  Collection Account -- has the meaning set out in Section 4.1.

                  Consolidated -- the consolidation of any Person with its properly consolidated subsidiaries, in accordance with GAAP.

                  Contested in Good Faith -- actively contested in good faith by appropriate actions or proceedings provided that (i) adequate book reserves have been established with respect thereto as required by GAAP, (ii) the applicable Person's title to, and its right to use, any of its material Property is not materially adversely affected thereby and (iii) the action to be


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         taken will not result in any risk of imposition of civil or criminal penalties on the Trustee or the holders of the Notes or substantial danger of sale, forfeiture or loss of the Drilling Rig.

                  CP Conduit -- Victory Receivables Corporation or any other commercial paper conduit administered by BTMTC (either as agent or as sub-agent) which is an owner and holder of a Series B Note.

                  Credit Documents -- this Indenture, the Note Purchase Agreements, the Notes, the Performance Agreement, the Assignment of Drilling Contract Revenue, the Operating Services Agreement, the Asset Transfer Agreement, the Capital Funding Agreement, if any, the First Naval Mortgage, the SDDI Acknowledgment and Consent, and any and all other agreements or instruments now or hereafter executed and delivered by the Company or the Parent in connection with or a security for the payment and performance of the Notes.

                  Credit Support Party -- BTM, Ltd., BTMTC, BTM Capital Corporation, The Norinchukin Bank, New York Branch, Victory Credit Enhancer LLC and any other financial institutions providing funding, liquidity, credit or asset purchase support with respect to sourcing the funds for the Series B Notes.

                  Debt -- for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money);
         (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed rate of interest; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services in consideration of advance payments; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; and (xii) all obligations of such Person under Hedging Agreements.

                  Debt Service Reserve Fund -- has the meaning set out in
         Section 7.8.


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                  Default Rate -- 2% per annum above the prematurity interest rate set forth in the Series B Notes; except to the extent a "Default Rate" is called for in the Series A Notes when such rate shall be 2% per annum above the prematurity interest rate set forth in the Series A Notes.

                  Definitive Notes -- Series A Notes in the form of Exhibit A-1 attached hereto and Series B Notes in the form of Exhibit A-2 attached hereto.

                  Drilling Order -- has the meaning attributed thereto in Schedule B to the Note Purchase Agreements.

                  Drilling Rig -- the drilling vessel and all equipment appurtenant thereto known as the "Noble Paul Romano" being the vessel and all equipment and other properties set out and described in the First Naval Mortgage.

                  Environmental Laws -- any and all Governmental Requirements pertaining to health, safety or the environment or the regulation of hazardous substances or pollutants in effect in any and all jurisdictions in which the Issuer is conducting or at any time has conducted business, or where any Property of the Issuer is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environ mental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and any other international, federal, local or state environmental conservation or protection laws. The terms "oil" and "discharge" shall have the meanings specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, except that "hazardous substance" shall also include petroleum and any fraction thereof, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Issuer is located establish a meaning for "oil," "discharge," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

                  ERISA -- the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  ERISA Affiliate -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  ERISA Event -- (i) a "reportable event" described in Section 4043 (c)(5), (c)(6), (c)(11) or (c)(13) of ERISA and the regulations issued thereunder, (ii) the filing of a notice


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         of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (iii) the institution of proceedings by the Pension Benefit Guaranty Corporation ("PBGC") under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or (iv) the partial or complete withdrawal of Issuer or any ERISA Affiliate from a Multiemployer Plan.

                  Event of Loss -- has the meaning set out in the First Naval Mortgage.

                  Excepted Liens -- (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being Contested In Good Faith; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being Contested In Good Faith; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction, shipyard liens (during repair or upgrade periods) or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 60 days (so long as no action has been taken to file or enforce such Liens within said 60 day period) or which are being Contested In Good Faith; (iv) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (v) Liens permitted by the Credit Documents.

                  Exchange Act -- has the meaning set forth in Schedule B to the Note Purchase Agreements.

                  First Naval Mortgage -- has the meaning set forth in Schedule B to the Note Purchase Agreements.

                  GAAP -- those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) as in effect from time to time.

                  General Intangibles -- all general intangibles related to any property that is part of the Trust Estate, including, without limitation, all (i) letters of credit, bonds, guaranties, purchase or sales agreements and other contractual rights other than the Shell Contract, rights to performance, and claims for damages, refunds (including tax refunds) or other monies due or to become due; (ii) orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations or other approvals by any governmental agency or court; (iii) consulting, engineering and technological information and specifications, design data, patent rights, trade secrets, literary rights, copyrights, trademarks, labels, trade names and other intellectual property; (iv) business records, computer tapes and computer software; (v) goodwill; and (vi) all other intangible personal property, whether similar or dissimilar to the other property that is part of the Trust Estate other than the Shell Contract.

                  Governmental Authority -- the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, body, bureau or instrumentality of any of them including monetary authorities which exercises jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Issuer, the Parent or any of their Property or the Trustees or any Note Holder.

                  Governmental Requirements -- any law, statute, code, ordinance, order, determination, rule, regulation, publication, judgment, decree, injunction, franchise, permit, registration, consent, approval, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

                  Hedging Agreements -- any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

                  Indemnified Parties -- has the meaning set out in Section 12.16(b).

                  Indemnity Matters -- any and all actions, suits, proceedings (including any investigations, litigation or inquiries), orders, claims, demands and causes of action made or threatened against a Person and, in connection therewith, all settlements, judgments, losses, liabilities, obligations, damages, penalties, fines (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence (but not gross negligence or willful misconduct) of such Person seeking indemnification.

                  Indenture -- this Trust Indenture and Security Agreement as originally executed or as it may from time to time be supplemented or amended in accordance with the provisions hereof.

                  Indenture Default -- an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Indenture Event of Default.

                  Indenture Event of Default -- has the meaning set out in
         Section 6.1.

                  Independent Director -- has the meaning set out in the Certificate of Incorporation of the Issuer, as amended, as it existed on September 22, 1998.

                  Institutional Investor -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Issuer -- has the meaning set out in the first paragraph of this Indenture.

                  Investment Grade -- a rating equal to or higher than "BBB-" by Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc. or any successor thereto or equal to or higher than "Baa3" by Moody's Investors Service, Inc. or any successor thereto or a comparable rating by another nationally recognized statistical rating organization, which rating and organization are approved by the Majority Holders.

                  Lien -- any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or other title retention agreement, trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy back agreements and all similar agreements) affecting the Property. For the purposes of this Indenture, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall constitute a Lien.

                  Liquidity Agreements -- General Liquidity Agreement No. 1, dated as of October 19, 1998, among Victory Receivables Corporation, Bankers Trust Company, as administrator and collateral agent, BTM, Ltd., as agent, The Norinchukin Bank, New York Branch, and the banks parties thereto, as from time to time amended, supplemented or modified, and the Liquidity Agreement, dated as of December 15, 1998, among V Victory Receivables Corporation, Bankers Trust Company, as administrator and collateral agent, BTM, Ltd., as agent, and the banks parties thereto, as from time to time amended, supplemented or modified.

                  Liquidity Documents -- the Victory Credit Agreement, the Liquidity Agreements and the Asset Purchase Agreement.

                  Loss Payment Date -- the date that the Company shall receive the proceeds of any insurance payment or settlement or any condemnation award or other payment in relation to an Event of Loss.

                  MPPAA -- Multiemployer Pension Plan Amendments Act of 1980, as amended.

                  Majority Holders -- at any time, holders of more than fifty-one percent (51%) in aggregate principal amount of all Notes then Outstanding (exclusive of any Notes held by the Issuer or any Affiliate of the Issuer).

                  Make-Whole Amount -- has the meaning set out in Section 3.8.

                  Material -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Material Adverse Effect -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Maturity Date -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Multiemployer Plan -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Noble Corp. -- Noble Drilling Corporation, a Delaware corporation.

                  Note Holder -- the owner and holder of a Note registered with the Issuer as provided in Section 2.3.

                  Note Purchase Agreements -- the separate Note Purchase Agreements dated as of September 24, 1998, between the Issuer and each of the Purchasers in respect of the Notes.

                  Notes -- any or all of the Series A Notes and Series B Notes.

                  Operating Services Agreement -- has the meaning set forth in Schedule B to the Note Purchase Agreements.

                  Opinion of Counsel -- an opinion of outside counsel (which may from time to time serve as counsel for the Issuer, for the Trustee or for a Note Holder) reasonably acceptable to the Trustee, which opinion is in scope, form and substance reasonably satisfactory to the Trustee and the Trustee's counsel.

                  outer Continental Shelf -- shall have the meaning assigned to such term in 43 U.S.C. ss.1331.

                  Outstanding -- when used with reference to Notes shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

                           (a) Notes theretofore canceled by the Trustee or
                  delivered to the Trustee for cancellation;

                           (b) Notes for the payment or prepayment of which
                  moneys in the necessary amount shall have been deposited in trust with the Trustee; provided that if such Notes are to be prepaid prior to the maturity thereof, notice of such prepayment shall have been given as provided in Section 3.5 of this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                           (c) Notes in lieu of or in substitution for which
                  other Notes shall have been delivered pursuant to the terms of
                  Section 2.4, 2.5 or 2.9 of this Indenture.

                  Parent -- Noble Drilling (U.S.) Inc., a Delaware corporation.

                  Payment Date -- the twentieth (20th) day of each month of each year beginning in the calendar month following the Closing Date, and continuing through the Maturity Date.

                  Pension Plans -- employee pension benefit plans (as defined in Section 3 of ERISA) to which from time to time the Issuer is required to contribute.

                  Performance Agreement -- has the meaning set forth in Schedule B to the Note Purchase Agreements.

                  Permitted Investments -- (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America and certificates or other instruments evidencing ownership interests in such direct obligations of the United States of America such as CATS, TIGRS, Treasury Receipts and Stripped Treasury Coupons) which mature within one (1) year after the acquisition thereof; (b) obligations for which the timely payment of the principal thereof are fully guaranteed by the United States of America or the Federal Deposit Insurance Corporation, which mature within one (1) year after the acquisition thereof; (c) certificates of deposit of, or time deposits in, any bank (including any Trustee) or trust company organized under the laws of the United States of America or any state thereof whose unsecured obligations are accorded one of the two highest ratings by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. or Moody's Investors Service, Inc. and which have capital and unimpaired surplus of at least Five Hundred Million Dollars ($500,000,000), maturing within ninety (90) days after the acquisition thereof; (d) readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any State thereof given on the date of the investment a credit rating of at least P-1 by Moody's Investor Services, Inc., or A-1 by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. in each case due within 90 days after the date of the making of the investment; and (e) investments in a money-market fund (including any fund for which the Trustee or any Affiliate of the Trustee serves as adviser or sponsor or otherwise receives compensation with respect to such fund) rated AAAm or better by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. or Aaa by Moody's Investors Services, Inc. (or equivalent categories that may be established by such rating services).

                  Person -- an individual, partnership, corporation, limited liability company, trust, unincorporated association or organization, government, governmental agency or governmental subdivision.

                  Plans -- employee benefit plans (as defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by the Issuer or an ERISA Affiliate.

                  Pledged Equipment -- has the meaning set forth in Paragraph
         (a) of the Granting Clause.

                  Property -- any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  Purchasers -- each Person named in Schedule A to the Note Purchase Agreements.

                  QPAM -- a "qualified professional asset manager" under Part V of the QPAM Exemption.

                  QPAM Exemption -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Regulatory Change -- means, relative to any Credit Support
         Party: any change in (or the adoption, implementation, change in phase in or commencement of effectiveness of) any (i) United States federal or state law or foreign law applicable to such Credit Support Party;
         (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Credit Support Party of any court, government authority charged with the interpretation or administration of any law referred to in clause (i) above or of any fiscal, monetary or other authority having jurisdiction over such Credit Support Party; (iii) GAAP or regulatory accounting principles applicable to such Credit Support Party; or (iv) any change in the application to such Credit Support Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (i), (ii) or (iii) above.

                  Required Holders -- at any time, holders of more than fifty-one percent (51%) in aggregate principal amount of all of the Series A Notes then Outstanding and fifty-one percent (51%) in aggregate principal amount of all Series B Notes then Outstanding (in each case, exclusive of any Notes held by the Issuer or any Affiliate of the Issuer).

                  Responsible Officer -- with respect to any corporation, the chairman or a vice chairman of the board (if an officer), the president, the chief executive officer, the chief financial officer, the chief operating officer, executive vice president, senior vice president, second vice president or any other vice president, the controller, the treasurer, any assistant treasurer or the secretary; and with respect to any Trustee which is a corporation or banking association, any vice president, corporate trust officer or other officer, in each case employed within the corporate trust department of such Trustee.

                  SDDI -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  SDDI Acknowledgment and Consent - has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Security -- has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  Series A Notes -- has the meaning set out in Section 2.1(a).

                  Series B Notes -- has the meaning set out in Section 2.1(b).

                  Shell Contract -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Shortfall -- has the meaning set out in Section 7.8.

                  Subsidiary -- has the meaning set out in Schedule B to the Note Purchase Agreements.

                  Transaction Document -- has the meaning set out in Section 3.8(b).

                  Trust Estate -- has the meaning set out in the Granting Clause hereof.

                  Trustee -- has the meaning set out in the first paragraph of this Indenture.

                  Trustee Security Document -- has the meaning set out in
         Section 10.2.

                  UCC -- has the meaning set out in Section 6.4.

                  Victory Credit Agreement -- the Credit Agreement, dated as of October 19, 1998, among Victory Receivables Corporation, Bankers Trust Company, as program administrator, and Victory Credit Enhancer LLC, as from time to time amended, supplemented or modified.

                  Voting Stock -- capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  Working Capital Fund -- has the meaning set out in Section
         7.15.

                  Written Request -- with respect to any Person a written order or request signed in the name of such Person by a Responsible Officer of such Person (if a corporation) or a general or managing partner (if a partnership) or the manager if a limited liability company or the individual (if an individual).

                  Year 2000 Problem -- the risk that computer hardware or software applications or other data processing capacities used by the Issuer may be unable to recognize and perform properly date-sensitive functions involving certain dates before and any date after December 31, 1999.

                  Yield Protection Amount -- has the meaning set out in Section 3.8(b).


ARTICLE 2. FORM, EXECUTION, ISSUE AND DELIVERY OF NOTES.

         2.1      Issue of Notes.

                  (a) The Issuer has authorized the issue and sale of Ninety-Five Million, Four Hundred and Twelve Thousand, Five Hundred Dollars ($95,412,500) aggregate original principal amount of its 6.33% Series A Senior Secured Notes due December 20, 2003 (such notes and all notes given in substitution or exchange therefore are herein collectively called the "Series A Notes"). The Series A Notes shall be issuable as fully registered Notes in the form set out in Annex A-1 to this Indenture.

                  (b) The Issuer has also authorized the issue and sale of Sixteen Million, Eight Hundred Thirty-Seven Thousand, Five Hundred Dollars ($16,837,500) aggregate original principal amount of its 6.09% Series B Senior Secured Notes due December 20, 2003 (such notes and all notes given in substitution or exchange therefor are herein collectively called the "Series B Notes"). The Series B Notes shall be issuable as fully registered Notes in the form set out in Annex A-2 of this Indenture.

         2.2      Authentication of Notes; Denominations of Notes and Form.

                  (a) Authentication. The Notes shall be of the tenor and purport above recited, and the maturity date of each series of Notes shall be determined, on or prior to the initial issuance of such series, in the manner contemplated by the Note Purchase Agreements. Only such of the Notes as shall bear thereon a certificate in form substantially as set forth in the form of Trustee's Certificate of Authentication contained in Annex A-1 or Annex B-2, as the case may be, executed by the Trustee, shall be valid or become obligatory for any purpose or entitle the holder thereof to any right or benefit under this Indenture, and the Certificate of Authentication by the Trustee upon any such Note executed on behalf of the Issuer as aforesaid shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. Subject to the provisions of Section
         2.9 respecting Notes issued in replacement of lost or stolen Notes, the aggregate principal amount of all Notes which may be issued and outstanding under this Indenture at any time shall not exceed One Hundred Twelve Million, Two Hundred Fifty Thousand Dollars ($112,250,000) less the aggregate amount of prepayments of principal made on the Notes up to such time.

                  (b) Denominations. The Notes shall be issued in minimum denominations of Five Hundred Thousand Dollars ($500,000); provided, however, that if it is necessary to enable the registration of transfer by a holder of its entire holding of Notes, a Note may be in a denomination which is less than Five Hundred Thousand Dollars ($500,000).

                  (c) Form. All Notes shall be issued in the form of Definitive Notes, duly executed by the Company and authenticated by the Trustee as hereinabove provided.

         2.3 Registration of Notes. All Notes issuable under this Indenture shall be registered Notes. The Issuer shall cause to be kept at its agency, maintained pursuant to Section 7.9, a register for the registration and transfer of Notes. The name and address of each holder of record of one or more Notes, each registration of transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Indenture, and the Issuer and the Trustee shall not be affected by any notice or knowledge to the contrary.

         2.4 Exchange of Notes. Upon surrender of any Note at the agency of the Issuer maintained pursuant to Section 7.9, the Issuer, at the request of the holder thereof, will execute and deliver, at the Issuer's expense (except as provided in Section 2.6 below), and the Trustee will authenticate, one or more new Notes payable to such holder in exchange therefor, of like tenor for a like aggregate principal amount in authorized denominations.

         2.5 Transfer of Notes.

                  (a) General. Any Note may be transferred at the agency of the Issuer maintained pursuant to Section 7.9, by surrendering such Note for cancellation, accompanied by a written instrument of transfer in a form reasonably satisfactory to the Issuer and the Trustee (which must specify the taxpayer identification number of the transferee), duly executed by the holder of such Note or by its attorney duly authorized in writing. Thereupon the Issuer, at its expense, shall issue in the name of the transferee or transferees, and arrange for the authentication by the Trustee of (and the Trustee shall authenticate) and deliver in exchange therefor, a new Note or Notes, of a like tenor for a like aggregate principal amount, in authorized denominations.

                  (b) Legends. Each Note shall bear a legend in substantially the following form:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE ISSUER IS NOT REQUIRED TO REGISTER THE NOTES UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EITHER CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION."

                  (c) Subsequent Transferee Representations. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and 6.2 of the Note Purchase Agreements, provided, however, that, such transferee will not be deemed to have made the representation set forth in Section 6.2(c), (d) or (g) unless such transferee shall have made the disclosures referred to therein to the Issuer at least five Business Days prior to its acceptance of such Note and shall have received prior to such acceptance of such Note a certificate from the Issuer stating that (1) the Issuer is neither a "party in interest" (as defined in Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to Section 6.2(c) or (g) or (2) with respect to any plan identified pursuant to Section 6.2(d) neither the Issuer nor any "affiliate" (as defined in Section V(e) of the QPAM Exemption) has at such time, or has exercised during the immediately preceding one year, the authority to appoint or terminate the QPAM as manager of the assets of any plan identified in writing pursuant to Section 6.2(d) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan, and provided, further, that, such transferee will not be deemed to have made the representation set forth in Section 6.2(b),
         (c) or (d) unless the applicable Prohibited Transaction Class Exemption referred to therein remains in effect at that time or another similar Prohibited Transaction Class Exemption is then available. The Issuer shall exercise reasonable due diligence as is necessary to respond to any such disclosure, provided that, if the Issuer shall not respond within five Business Days following receipt of any such disclosure, it shall be deemed to have made the statement set forth in either clause
         (1) or (2), as applicable, of this Section 2.5(c). If the Issuer shall respond within five Business Days following receipt of any such prospective transferee disclosure and shall state that the Issuer is unable to make the statement set forth in either clause (1) or (2), as applicable, of this Section 2.5(c) (which statement shall include a description of the basis for its determination), the Trustee shall not be permitted (and the Issuer shall not be required) to register the transfer to such prospective transferee of the Note.

         2.6      General Rules.

                  (a) All transfers, exchanges or replacements of Notes pursuant to Section 2.4, Section 2.5 or Section 2.9 shall be made without expense to the holder of the Notes, except that any stamp taxes or other governmental charges required to be paid with respect to the same shall be paid by the Note Holder requesting such transfer, exchange or replacement as a condition precedent to the exercise of such privilege, unless an Indenture Event of Default has occurred and is continuing, in which case Issuer shall be liable for such stamp taxes or other governmental charges. All Notes surrendered for transfer, exchange or replacement shall be canceled and destroyed by the Trustee. Each new Note delivered pursuant to Section 2.4 or Section 2.5 shall be dated and bear interest from the most recent date to which interest has been paid on the surrendered Note or Notes, or dated the date of the surrendered Note or Notes if no interest has been paid thereon. The Trustee shall make a notation on each new Note delivered pursuant to
         Section 2.4, Section 2.5 or Section 2.9 of the amount of all payments of principal previously made on the old Note or Notes with respect to which such new Note is issued. The Issuer may deposit fully executed but unauthenticated Notes with the Trustee, which shall hold such Notes (as agent of the Issuer) for subsequent authentication and issuance and delivery by the Issuer pursuant to this Article 2. The Issuer shall not be required to register the transfer, exchange or replacement of, pursuant to this Article 2, (i) any Note during the five (5) days preceding the due date of any payment thereon or (ii) any Note after the Issuer shall have given notice pursuant to Article 3 of this Indenture of the prepayment thereof and prior to the prepayment date specified in such notice.

                  (b) With respect to the CP Conduit as a Purchaser, each holder of a Note, by its acceptance of said Note, hereby agrees that until the 368th day following the maturity of the last maturing commercial paper note to be issued by the CP Conduit in connection with its funding of its investment in the Notes, no holder of a Note will institute, nor will said holder join with others in instituting, any involuntary bankruptcy or analogous proceeding against the CP Conduit under any bankruptcy, reorganization, receivership or similar law, domestic or foreign, as now or hereafter in effect.

         2.7 Valid Obligations. All Notes executed, authenticated and delivered in exchange for, upon transfer of, or in replacement of, other Notes as provided in this Indenture shall be the valid obligations of the Issuer, evidencing the same debt as such other Notes, and shall be entitled to the benefits of this Indenture to the same extent as the Notes in exchange for or upon transfer or replacement of which they were executed and delivered.

         2.8 Execution and Delivery. The Notes may be typewritten, printed or lithographed or produced by any other means acceptable to the Trustee, and shall be signed on behalf of the Issuer by the manual signature of one of the Responsible Officers under its corporate seal (which may be printed, engraved or otherwise reproduced thereon or affixed thereto) and attested by the manual signature of the Secretary or one of the Assistant Secretaries of the Issuer. In the case that any of the officers who shall have signed or sealed any of the Notes shall cease to be such officer or officers of the Issuer before the Notes so signed or sealed shall have been delivered by or on behalf of the Issuer, such Notes may nevertheless be delivered and issued and, upon such delivery and issue, shall be binding upon the Issuer as though those who signed or sealed the same had continued to be such officer or officers.

         2.9 Replacement of Notes. Upon receipt by the Issuer and the Trustee of evidence reasonably satisfactory to each of them of the ownership of and the loss, theft, destruction or mutilation of any Note and

                  (a) in the case of loss, theft or destruction, (i) if the holder is a Purchaser, its nominee or other nationally recognized bank, insurance company, benefit society or other institutional investor, upon receipt of an unsecured indemnity agreement signed by the holder of the Note in form reasonably satisfactory to the Issuer and the Trustee to save each of them harmless, or (ii) otherwise, upon receipt of such security or indemnity as may be reasonably required by the Issuer or the Trustee to save each of them harmless, or

                  (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer, at its own expense, will execute and deliver in lieu thereof, and arrange for the authentication by the Trustee of (and the Trustee will authenticate), a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.

ARTICLE 3. PAYMENTS AND DISTRIBUTION THEREOF.

         3.1 Payment by Issuer. Anything in this Indenture or in the Notes to the contrary notwithstanding, but subject to the provisions of Section 12.5 hereof, the Issuer will pay all amounts payable with respect to the Notes held by each Purchaser or other registered holder of Notes (without any presentment of any such Notes and without any notation of such payment being made thereon) in lawful money of the United States of America to the Trustee for payment on behalf of the Issuer as provided in this Article 3 and in Article 4. In any case where the date of maturity of principal of, and interest and any applicable Make-Whole Amount, Yield Protection Amount or Breakage Amount on, the Notes or the date fixed for any prepayment (in whole or in part) of the Notes will not be a Business Day, then payment of such principal of, and interest and any applicable Make-Whole

Amount, Yield Protection Amount or Breakage Amount on, the Notes need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for such prepayment. Each holder of a Note, by its acceptance of such Note, agrees that (i) the Trustee, in its individual capacity, shall not be liable to the holder of any Note for any amounts payable under any Note or this Indenture, and
(ii) the Trustee, in its individual capacity, shall not have any liability under this Indenture, except as provided herein.

         3.2 Delivery Expenses. If any holder of a Note shall surrender any Note to the Issuer or to the Trustee pursuant to this Indenture, the Issuer will pay the cost of delivering to or from such holder's home office from or to the agency of the Issuer maintained pursuant to Section 7.9, as the case may be, insured to such holder's satisfaction, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note.

         3.3 Issue Taxes. The Issuer will pay all taxes, assessments and charges in connection with the issuance and sale of the Notes by the Issuer and in connection with any modification of the Notes and will save each holder of any Note harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Issuer under this Section 3.3 shall survive the payment or prepayment of the Notes and the termination of this Indenture.

         3.4      Required Payments of Notes without Premium.

                  (a) Scheduled Required Prepayments for Series A Notes. In addition to paying the entire outstanding principal amount of, and the interest due on, the Series A Notes on the Maturity Date, the Issuer agrees to prepay, and there shall become due and payable, principal amounts of the Series A Notes (per $1,000,000 of original principal amount) (together with accrued interest owing thereon) on the Payment Dates (the first of which shall be on the twentieth (20th) day of the calendar month following the Closing Date) as set out on Annex B hereto.

                  (b) Prepayment at Par. Each such prepayment of principal made pursuant to Section 3.4(a) shall be at 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

                  (c) Prepayment Schedules. Each Series A Note shall have attached thereto a prepayment schedule showing the amounts of principal of such Note required to be prepaid pursuant to Section 3.4(a) and the respective due dates of such amounts. The Trustee shall make a notation on the prepayment schedule attached to each new Series A Note delivered pursuant to Section 2.4, Section 2.5 or Section 2.9 of the amount of all prepayments of principal previously made on the old Series A Note or Notes with respect to which such new

         Series A Note is issued; provided that the failure of Trustee to make any such notation shall not affect the obligations of the Issuer hereunder or under such Series A Note.

                  (d) Required Prepayments Unaffected by Optional Prepayments. The Issuer's exercise of any prepayment option contained in Section 3.5 shall be applied against the principal amount due at the Maturity Date and the prepayment installments, if any, in the inverse order of maturity, and shall not reduce the Issuer's obligation to make any earlier prepayment as provided in Section 3.4(a).

                  (e) Series B Notes. In addition to paying the entire outstanding principal amount of, and the interest due on, the Series B Notes on the Maturity Date, the Issuer agrees to pay, and there shall become due and payable, unpaid accrued interest on Series B Notes on the Payment Dates.

         3.5 Optional Prepayment of the Notes with Make-Whole Amount. None of the Notes may be prepaid except as required or permitted by Section 3.4, this
Section 3.5, Section 3.6 or Section 6.2. The Issuer may prepay the Notes in accordance with this Section 3.5 on any Payment Date.

                  (a) The Issuer may, upon notice as provided in Section 3.5(b), prepay all of the Notes in whole or in part, in multiples of One Million Dollars ($1,000,000), together with all interest accrued on the amount so prepaid plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount.

                  (b) The Issuer will give (or cause to be given) notice of any optional prepayment of the Notes to the Trustee and to each holder of the Notes not less than thirty (30) days nor more than sixty (60) days before the date fixed for prepayment, specifying (i) such date, (ii) the Section of this Indenture under which such prepayment is to be made, (iii) the principal amount of such holder's Notes to be prepaid on such date, in the case of partial prepayments, and (iv) the interest to be paid on the prepayment date with respect to such principal amount being prepaid and shall be accompanied by a certificate of a Responsible Officer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to the Trustee and each holder of Notes a certificate of a Responsible Officer specifying in reasonable detail the calculation of such Make-Whole Amount as of the specified prepayment date. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest on such principal amount shall become due and payable on the specified prepayment date.

                  (c) Upon any partial prepayment of the Notes, the principal amount so prepaid shall be allocated to all Notes at the time Outstanding in proportion to the respective outstanding principal amounts thereof, with adjustments to avoid fractions of one dollar ($1).

         3.6 Required Prepayments of Notes. The Notes shall be prepaid in full, together with accrued interest thereon to the date of prepayment and (with respect to clause 3.6(a) only) the Breakage Amount, if any, and (with respect to clause 3.6(b) only) the Make-Whole Amount, if any, determined for the prepayment date with respect to the principal amount plus all other amounts payable hereunder to the holders of the Notes and the Trustee:

                  (a)      Upon the occurrence of an Event of Loss; or

                  (b) Upon the early termination of the Shell Contract as provided in Section 17E of the Drilling Order.

         The Issuer will give (or cause to be given) notice of such prepayment under clause (a) or (b) of this Section 3.6 to the Trustee and the holders of the Notes promptly (and in any event within one (1) Business Day) after the occurrence of an Event of Loss or the early termination of the Shell Contract under Section 17E of the Drilling Order, as the case may be, and shall specify the date for such prepayment, which date shall not be less than 30 days nor more than 45 days after the date of such notice, together with the other information specified in Section 3.5(b). In the event the Trustee and the Note Holders have not received the aforesaid notice, such prepayment shall be due and payable 30 days after the occurrence of the event listed in (a) or (b) above.

         3.7 Surrender of Notes on Prepayment. Following any prepayment of any Note pursuant to Section 3.5 or Section 3.6, such Note shall, prior to any transfer thereof, be (a) made available to the Trustee for notation on the prepayment schedule attached to such Note of the amount of principal so prepaid or, (b) at the option of the holder thereof and in lieu of the alternative in the foregoing clause (a) of this sentence, held by the holder of such Note who shall make a notation on such schedule of the amount of principal so prepaid. In case the entire principal amount of any Note is prepaid or paid, such Note shall be surrendered promptly at the agency of the Issuer maintained pursuant to
Section 7.9, for cancellation, upon Written Request therefor by the Issuer, and shall not be reissued, and no Note shall be issued in lieu of the prepaid or paid principal amount of any Note.

         3.8 Provision for Applicable Make-Whole Amount, Yield Protection Amount and Breakage Amount.

         (a) Applicable Make-Whole Amount. The Issuer acknowledges that the right of each holder of a Note to maintain a rate of return based upon the full term of the Notes and the scheduled prepayments under Section 3.4 is a valuable right, and that the provisions for payment of the Make-Whole Amount by the Issuer in the event that (a) the Notes are otherwise prepaid, or (b) the maturity of the Notes is accelerated, are intended to provide reasonable compensation for the deprivation of such right under such circumstances.

         The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 3.5 or 3.6(b) or has become or is declared to be immediately due and payable pursuant to Section 6.2, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .32% (with respect to the Series A Notes) and .32% (with respect to the Series B Notes) over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 3.5, 3.6(b) or 6.2.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 3.5 or 3.6(b) or has become or is declared to be immediately due and payable pursuant to Section 6.2, as the context requires.

         (b) Yield Protection Amount. If any Regulatory Change occurring after the date hereof:

                  (i) shall subject any Credit Support Party to any tax, duty or other charge with respect to any Series B Note (or its participation therein), or any of its obligations or right to acquire or hold any Series B Note or to provide funding, liquidity, credit or asset purchase support to the CP Conduit in respect of any of the foregoing (or with respect to its participation in any of the foregoing), or shall change the basis of taxation of payments to the Credit Support Party of the principal or interest on any Series B Note (or its participation in any of the foregoing) or any other amounts due hereunder or under any funding, liquidity, or credit support agreement it may have with the CP Conduit (collectively, a "Transaction Document") or its obligations or rights, if any, to acquire or participate in any Series B Note or to provide funding, liquidity, credit or asset purchase support to the CP Conduit in respect of any of the foregoing (or with respect to its participation in any of the foregoing) (except for changes in the rate of tax on or determined by reference to the overall net income of such Credit Support Party imposed by the United States of America); or

                  (ii) shall impose upon any Credit Support Party, modify or deem applicable any reserve, special deposit or similar requirement against assets of any Credit Support Party, deposits or obligations with or for the account of any Credit Support Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Credit Support Party, or credit extended by any Credit Support Party; or

                  (iii) shall change the amount of capital maintained or required or requested or directed to be maintained by any Credit Support Party; or

                  (iv) shall impose any other condition affecting any Series B Note (or its participation therein) or any of its obligations or right to acquire or hold any Series B Note or to provide funding, liquidity, credit or asset purchase support to the CP Conduit in respect of any of the foregoing (or with respect to its participation in any of the foregoing);

and the result of any of the foregoing is or would be

                  (I) to increase the cost to (or impose a cost on) (I) a Credit Support Party funding or acquiring or holding any Series B Note, or loans or other extensions of credit under any Transaction Document or any obligation or commitment of such Credit Support Party with respect to any of the foregoing, or (II) a Credit Support Party for continuing its relationship with the CP Conduit,

                  (II) to reduce the amount of any sum received or receivable by a Credit Support Party as successor in interest to the CP Conduit as a Series B Note Holder under this Indenture, or under any Transaction Document (or its participation in any of the foregoing), or

                  (III) to reduce the rate of return on the capital of such a Credit Support Party as a consequence of its obligations under the Transaction Documents (or its participation therein) to a level below that which such Credit Support Party could otherwise have achieved, in each such case by an amount reasonably deemed by such Credit Support Party to be material, then prior to the next scheduled Payment Date, and in any case within 30 days after demand by such Credit Support Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), the Issuer shall pay directly to the Trustee for the benefit of such Credit Support Party such additional amount or amounts as will compensate such Credit Support Party for such additional or increased cost or such reduction (the "Yield Protection Amount"). The Trustee will deposit such amounts in the Collection Account for distribution in accordance with Article 4.

         In determining any amount provided for or referred to in this Section 3.8(b), a Credit Support Party may use any reasonable averaging and attribution method that it (in its sole discretion) shall deem applicable. Any Credit Support Party when making a claim under this Section 3.8(b) shall submit to the Issuer and the Trustee a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of error, be conclusive and binding upon the Issuer. No Credit Support Party shall be entitled to recover any Yield Protection Amount under this Section 3.8(b), incurred or accrued more than 180 days prior to the notice described in this Section 3.8(b), unless (i) the Regulatory Change giving rise to such Yield Protection Amount is retroactive in its application to said Credit Support Party, or (ii) said Credit Support Party lacked knowledge of the Regulatory Change.

         (c) Breakage Amount. Within 30 days after demand by the CP Conduit or any Credit Support Party as successor in interest to the CP Conduit as a Series B Note Holder (a "Breakage Party") (which demand shall be accompanied by a statement in reasonable detail setting forth the basis for such demand) the Issuer shall pay directly to the Trustee for the benefit of such Breakage Party, such amount or amounts as shall compensate such Breakage Party for any loss, cost or expense incurred by such Breakage Party in connection with any Hedging Agreements, as a result of any payment of principal of any Series B Note being received by reason of an Event of Loss. By its purchase of the Series B Notes, the Breakage Party agrees to pay directly to the Trustee, for the benefit of the Issuer, such amount or amounts that it may receive as breakage payments in connection with any Hedging Agreements, as a result of any payment of principal on any Series B Note being received by reason of an Event of Loss. The determination by any such Breakage Party of any such loss, expense or amount shall be presumed correct, absent manifest error. The Trustee will deposit such amounts in the Collection Account for distribution in accordance with Article 4.

ARTICLE 4. RECEIPT, DISTRIBUTION AND APPLICATION OF TRUST ESTATE.

         4.1 Application of Shell Contract Revenues When No Indenture Event of Default is Continuing.

         The Trustee shall establish an account styled "Noble/Paul Romano Cash Collateral Account" (the "Collection Account") subject to the Trustee's sole dominion and control. Each payment to the Trustee under any Credit Document and all payments under the Drilling Order, other than payment pursuant to Section 17E of the Drilling Order, shall be deposited with the Trustee in the Collection Account and held in trust by it as part of the Trust Estate and, so long as no Indenture Event of Default shall have occurred and be continuing, applied on the next succeeding Payment Date as follows:

                  first, the amount required to reimburse any Trustee for any unpaid fees for its services under this Indenture and to reimburse any Trustee for any reasonable expenses (including reasonable external attorneys' fees) not previously reimbursed;

                  second, the accrued unpaid interest due and payable to the Note Holders on any of the Notes, allocated among the Notes pursuant to
         Section 4.5 and distributed to the Note Holders thereof;

                  third, the required prepayments of principal due and payable on the Series A Notes on such Payment Date, allocated among such Notes pursuant to Section 4.5 and distributed to the Note Holders thereof;

                  fourth, the amount required to reimburse an Indemnified Party or other Person entitled to reimbursement under Section 12.16 hereof (except to the extent already provided for in the "first" provision above);

                  fifth, to deposit with the Trustee any amounts previously withdrawn from the Debt Service Reserve Fund which have not been replenished;

                  sixth, the amount required to pay any Yield Protection Amount due to any Credit Support Party; and

                  seventh, the balance, if any, of such payment remaining shall be distributed to the Issuer or its assigns.

         4.2 (a) Payments in Case of an Early Termination. Each payment made by SDDI pursuant to an early termination of the Drilling Order in accordance with the provisions of Section 17E of the Drilling Order (an "Early Termination"), together with the net proceeds received by the Trustee upon foreclosure or conveyance in lieu of foreclosure of the Drilling Rig following an Early Termination, shall be deposited with the Trustee in the Collection Account and held in trust by it and applied when received as follows:

                  first, so much of such payment as shall be required to reimburse any Trustee for any unpaid fees for its services under this Indenture or to reimburse any Trustee for any reasonable expenses or indemnity amount (including reasonable external attorneys' fees) or other losses incurred by them (to the extent reimbursable hereunder and not previously reimbursed) shall be distributed to each such Trustee ratably, without priority of one over the other, in the proportion that the amount of the expenses or other loss incurred by such Trustee bears to the aggregate amount of such losses or expenses incurred by all such Trustees;

                  second, so much of such payment remaining as shall be required to prepay the aggregate unpaid principal amount of all Series A Notes then Outstanding, plus accrued but unpaid interest thereon to the date of distribution including interest on past due principal and, to the extent permitted by applicable law, on past due interest (but excluding any Make-Whole Amount) shall be distributed to the holders of the Outstanding Series A Notes;

                  third, so much of such payment remaining as shall be required to prepay the aggregate unpaid principal amount of all Series B Notes then Outstanding, plus accrued but unpaid interest thereon to date of distribution including interest on past due principal and, to the extent permitted by applicable law, on past due interest (but excluding any Make-Whole Amount) shall be distributed to the holders of the Outstanding Series B Notes;

                  fourth, so much of such payment remaining as shall be required to pay any applicable Make-Whole Amount due by virtue of prepayment of the Series A Notes shall be distributed to the holders of the Series A Notes;

                  fifth, so much of such payment remaining as shall be required to pay any applicable Make-Whole Amount due by virtue of prepayment of the Series B Notes shall be distributed to the holders of the Series B Notes; and

                  sixth, so much of such payment remaining as shall be required to reimburse any holders of Outstanding Notes or any Indemnified Party (other than any Trustee) for any reasonable expenses or indemnity amount (including reasonable external attorneys' fees) or other losses incurred by them (to the extent reimbursable hereunder and not previously reimbursed) shall be distributed to each holder and Indemnified Party ratably, without priority of one over the other, in the proportion that the amount of the expenses or other loss incurred by such holder or Indemnified Party bears to the aggregate amount of such losses or expenses incurred by all such holders and Indemnified Parties;

                  seventh, so much of such payments remaining as shall be required to reimburse or pay any other fee or expense to any Person required hereunder or under any other Credit Document, in the proportion that the amount of the fee or expense required to be paid hereunder for any Person bears to the aggregate amount of such fees or expenses incurred for all such Persons; and

                  eighth, so much of such payments remaining as shall be required to pay any applicable Yield Protection Amount shall be distributed to any Credit Support Party;

                  ninth, the balance, if any, of such payment remaining shall be distributed to the Issuer or its assigns.

         (b) Payments in Case of an Event of Loss. All payments received by the Trustee as proceeds of insurance, condemnation, confiscation or otherwise by reason by an Event of Loss shall be deposited with the Trustee in the Collection Account and held in trust by it and applied when received in the same manner as provided in Section 4.3 below, provided, however, the Make-Whole Amount payments shall not be due.

         (c) Payments in Case of a Partial Event of Loss. In the event of any accident, occurrence or event resulting in damage to the Drilling Rig that does not constitute an Event of Loss (a "Partial Loss"), and so long as there is no Indenture Event of Default that has occurred and is continuing, then the following provisions shall apply and all proceeds of insurance by reason of such Partial Loss shall be payable to the Trustee as loss payee and shall be applied upon direction by the Trustee as follows:

                  (i) To the Issuer to reimburse the Issuer for the actual costs incurred by the Issuer in connection with the repairs, upon receipt by the Trustee of the following:

                           (a) For progress payments, a certificate signed by a Responsible Officer of the Issuer certifying that all work for which reimbursement is requested has been completed as required by Section 7.3 hereof, in a good and workmanlike manner, the Issuer has expended funds in the full amount of all insurance deductibles and has obtained lien waivers with respect to any liens in excess of $100,000 individually or $2,500,000 in the aggregate that could attach with respect to such work, with such certificate to include an itemization of the costs incurred by the Issuer in connection with the repairs. For all progress payments prior to completion of all required repairs the Trustee shall withhold an amount equal to 10% of the completed repair cost to be disbursed upon final payment as provided under clause (b) below.

                           (b) For final payment (which will include the hold back amount called for in clause (a) above), (A) a certificate signed by a Responsible Officer that all repairs have been completed as required by Section 7.3, in a good and workmanlike manner, has obtained final lien waivers with respect to liens in excess of $100,000 individually or $2,500,000 in the aggregate that could attach with respect to such work, with the certificate to include an itemization of the costs incurred by the Issuer in connection with the repairs; and (B) so long as the Shell Contract is in full force and effect, an International Association of Drilling Contractors Tour Sheet executed by the Issuer and SDDI indicating that full day rate payments under the Shell Contract are accruing currently or, if the Shell Contract is terminated, a written report in form and substance satisfactory to the Required Holders prepared by a third party engineer/surveyor or loss adjustor selected by the Trustee with the consent of the Required Holders, and compensated by the Issuer, certifying that all repairs have been completed as required by Section 7.3 hereof in good and workmanlike manner and final lien waivers obtained.

                  (ii) Any insurance proceeds not paid pursuant to clause (i) above shall be paid pursuant to Section 4.1 or 4.3, as appropriate.

         4.3 Payments During Continuance of an Indenture Event of Default. All monies held or realized hereunder or in connection herewith in the Collection Account, Debt Service Reserve Fund, proceeds of insurance, or otherwise (other than Early Termination payments provided for in Section 4.2(a)) by the Trustee after an Indenture Event of Default shall have occurred and be continuing or after the acceleration of the Notes pursuant to Sections 6.2(a) or
(b) (including any amounts realized by the Trustee from the exercise of any remedies pursuant to Article 6), as well as all payments or amounts then held or thereafter received by the Trustee as part of the Trust Estate while any such Indenture Event of Default shall be continuing, shall be applied by the Trustee as follows:

                  first, so much of such monies, payments or amounts as shall be required to reimburse any Trustee for its default administration services and the costs and expenses of foreclosure or suit, if any, and the retaking, holding, preparing for sale or other disposition of the Collateral and, to the extent permitted by applicable law, the reasonable external attorneys' fees and legal expenses incurred by any Trustee;

                  second, so much of such monies, payments or amounts remaining as shall be required to reimburse the holders of the Outstanding Notes for all theretofore unreimbursed payments paid by the then existing or prior holders of Outstanding Notes pursuant to any indemnity furnished to any Trustee shall be distributed to such holders ratably, without priority of one over the other, in the proportion that the amount of each such unreimbursed payment of each such holder of a Note bears to the aggregate amount of all such unreimbursed payments by all such holders of Outstanding Notes;

                  third, so much of such monies, payments or amounts remaining as shall be required to pay the unpaid principal balance of all of the Outstanding Notes, plus all accrued and unpaid interest on such principal, plus any applicable Make-Whole Amount shall be distributed to the appropriate holders of such Notes without priority of one such holder over another in the proportion that the amount then owed to such holder bears to the aggregate amount of all such obligations which are then due and payable;

                  fourth, so much of such monies, payments or amounts remaining as shall be required to reimburse any holders of the Outstanding Notes or any Indemnified Party for any expenses or other indemnity amount (including reasonable external attorneys' fees) or other losses incurred by them (to the extent reimbursable hereunder and not previously reimbursed) shall be distributed to each such holder or Indemnified Party, ratably, without priority of one over the other, in the proportion that the amount of the expenses or other loss incurred by such holder or Indemnified Party bears to the aggregate amount of such losses or expenses incurred by all such holders or Indemnified Party;

                  fifth, so much of such monies, payments or amounts remaining as shall be required to pay any other obligations of the Issuer hereunder (other than the obligation of the Issuer under Section 6.4(c)) or under any other Credit Document to the holders of the Outstanding Notes which are then due and payable, shall be distributed to such holders ratably without priority of one such holder over another in the proportion that the amount then owed to such holder bears to the aggregate amount of all such obligations which are then due and payable;

                  sixth, so much of such monies, payments or amounts remaining as shall be required to pay the Series B Note Holders or any Credit Support Party any Yield Protection Amount and/or Breakage Amount due;


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




                  seventh, so much of such monies, payments or amounts remaining as shall be required to pay the obligations of the Issuer under Section 6.4(c) to the holders of the Outstanding Series B Notes shall be distributed to such holders ratably without priority of one over the other in the proportion that the amount then owed to such holder bears to the aggregate amount of all such obligations; and

                  eighth, the balance, if any, of such monies, payments or amounts shall be distributed to the Issuer or its assigns.

         4.4 Amounts Held by Trustee. Any amounts held by the Trustee in the Debt Service Reserve Fund, Working Capital Fund, or pursuant to any other provision hereof or any provision of any other Credit Document providing for amounts to be held by the Trustee which are not distributed pursuant to the other provisions of this Article 4 shall be invested by the Trustee from time to time in Permitted Investments selected by the Issuer. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such Permitted Investment, net of the Trustee's reasonable fees and expenses in making such Permitted Investment, shall be held and applied by the Trustee in the same manner as the principal amount of such Permitted Investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Trustee shall not be liable for any loss resulting from any investment required to be made by it under this Indenture other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Trustee without instructions whenever the Trustee reasonably believes that such sale is necessary to make a distribution required by this Indenture.

         4.5 Allocation of Payments. Each payment applied to the Outstanding Notes pursuant to Articles 3 or 4 shall be allocated among the appropriate Outstanding Notes in proportion to the respective outstanding principal amounts thereof, with adjustments to avoid fractions of one dollar ($1). All payments of principal of the Notes as and when called for hereunder, except those required pursuant to Section 3.4, shall be applied against the principal amount due at maturity and then against the last maturing prepayment installments of principal, if any, provided for in Section 3.4.

         4.6 Method of Payment to Holders. The principal of, Yield Protection Amount, Breakage Amount and any Make-Whole Amount and interest on, each Note and all other amounts payable to the holders of the Notes pursuant to this Indenture will be payable at the office of the Trustee which has been designated as the agency of the Issuer in Section 7.9, in United States dollars in immediately available funds, prior to 9:00 a.m. Central time, on the due date thereof. Notwithstanding the foregoing or any provision in any Note to the contrary, the Trustee will pay, if so requested in writing by a holder of an Outstanding Note, all amounts payable by the Trustee hereunder to such holder, by wire transfer of immediately available funds to an account maintained by such holder with any other bank located in the United States. The Trustee acknowledges that the payment instructions given in Schedule A to the Note Purchase Agreements constitute the written notice required by the preceding sentence to make all payments on the Notes as provided therein. The Trustee shall institute the transfer of such funds prior to 11:00 a.m. Central time on such due date in accordance with this section if it has received funds prior to 9:00 a.m. Central time. If the Trustee fails to so institute the transfer of such funds and such funds are not received prior to the end of such due date, the Issuer agrees to compensate the Note Holders for the loss of the use of such funds.


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




         4.7 Method of Payment to Issuer. Any amounts distributed hereunder by the Trustee to the Issuer shall be paid to the Issuer or as Issuer may otherwise direct by wire transfer of immediately available funds of the type received by the Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Issuer to the Trustee from time to time.

         4.8 Payments for which No Application is Otherwise Provided. Any payments received by the Trustee for which no provision as to the application thereof is made elsewhere in this Indenture or in any other Credit Document, shall be distributed by the Trustee (a) to the extent received or realized at any time prior to the payment in full of all obligations secured by this Indenture, in the order of priority specified in Section 4.1, 4.2 or 4.3, as appropriate, and (b) to the extent received or realized at any time after payment in full of all such obligations: first, to any continuing amount of the type provided in clause "first", "second" and "fourth" of Section 4.3 and second, to the Issuer or as the Issuer may request.

ARTICLE 5. EVIDENCE OF ACTS OF NOTE HOLDERS.

         5.1 Execution by Note Holders or Agents. Any request, consent, demand, authorization, direction, notice, waiver or other action provided by this Indenture to be given or taken by holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor and may be signed or executed by such holders in person or by agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.

         5.2 Future Holders Bound. Any request, consent, demand, authorization, direction, notice, waiver or other action of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued upon registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in pursuance of such action irrespective of whether or not any notation in regard thereto is made upon such Note.

ARTICLE 6.        INDENTURE DEFAULTS - REMEDIES

         6.1 Indenture Events of Default. One or more of the following events shall constitute an "Indenture Event of Default":

                  (a) the Issuer shall default in the payment or prepayment when due of any principal of, or interest, or any applicable Make-Whole Amount, Yield Protection Amount, or Breakage Amount on any Note, or any fees or other amount payable by it hereunder or under any other Credit Document and such default, other than a default of a payment or prepayment of principal or applicable Make-Whole Amount and Breakage Amount (which shall have no cure period), shall continue unremedied for a period of five (5) Business Days; or

                  (b) any representation, warranty or certification at any time made or deemed made herein or in any other Credit Document by the Issuer or the Parent, or any certificate furnished to any Purchaser or other holder of any Note or the Trustee pursuant to the provisions hereof or any other Credit Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (c) the Issuer shall default in the performance of any of its obligations under Sections 7.3(d)(ii), 7.12 and 7.14, Article 8 or any other Article of this Indenture other than under Article 7 (with the exception of Sections 7.3(d)(ii), 7.12 and 7.14) or in any obligation to maintain insurance as required by this Agreement or the First Naval Mortgage; or the Issuer shall default in the performance of any of its obligations under Article 7 (with the exception of Sections 7.3(d)(ii), 7.12 and 7.14) or any other Credit Document (other than the payment of amounts due which shall be governed by Section 6.1(a)), and such default shall continue unremedied (or unwaived) by Issuer or Parent for a period of thirty (30) days (or, in the case of the Shell Contract (i) such additional time, not to exceed thirty (30) additional days, if Issuer or Parent has promptly commenced and is diligently pursuing a cure or (ii) such shorter period of time as is required to effect a cure under the Shell Contract for a default under the Shell Contract) after the earlier to occur of (x) notice thereof to the Issuer by the Trustee or any Note Holder and (y) the date when a Responsible Officer of the Issuer has actual knowledge of the existence of such default; or

                  (d) the Issuer shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (e) the Issuer shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (f) a proceeding or case shall be commenced, without the application or consent of the Issuer, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Issuer of all or any substantial part of its assets, or
         (iii) similar relief in respect of the Issuer under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or (iv) an order for relief against the Issuer shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                  (g) a judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court against the Issuer and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Issuer shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (h) any of the Credit Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, or the Issuer or the Parent shall so state in writing; or

                  (i)      the Issuer discontinues its usual business; or

                  (j) Parent, SDDI or Shell Oil Company takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (d), (e), or (f) hereof; or

                  (k) an Event of Default shall occur under, and as defined in, the Performance Agreement or the Capital Funding Agreement (after delivery thereof pursuant to the terms of Section 7.8 hereof) or the Parent shall default in the performance of any of its covenants under the Operating Services Agreement, and such default shall continue unremedied for a period of five (5) Business Days in the case of the Operating Services Agreement after the earlier to occur of (i) notice thereof to the Parent by the Trustee or any holder of a Note, or (ii) the Issuer otherwise becoming aware of such default); or

                  (l) the Shell Contract shall for any reason (other than an early termination event as provided in Section 17E of the Drilling Order) terminate or cease to be in full force and effect or SDDI (or any other permitted assignee in accordance with the Shell Contract) ceases to be a party to the Shell Contract; or

                  (m) the Issuer shall cease to be a 100% owned Subsidiary of the Parent or the Parent shall cease to be a 100% owned Subsidiary of Noble Corp.; or

                  (n) The Issuer shall fail to permanently record the First Naval Mortgage at the Public Registry Office of the Republic of Panama within ninety (90) days after the date of its execution.

         6.2 Acceleration of Notes.

         (a) Acceleration by Trustee. If an Indenture Event of Default exists under any of Subsections 6.1(d), (e) or (f), the Notes then Outstanding shall automatically become forthwith due and payable. If any other Indenture Event of Default exists, the Trustee upon written request of the Majority Holders, shall declare the entire principal of and all interest accrued on all the Notes then Outstanding and the applicable Make-Whole Amount, if any, to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon and the applicable Make-Whole Amount, if any. In either such case, the Outstanding Notes shall become due and payable without any presentment, demand, protest, notice of protest, notice of acceleration or intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by the Issuer, and the Issuer will forthwith pay to all holders of the Notes then Outstanding the entire principal of and interest accrued on their respective Notes (but specifically excluding unearned interest) and, to the extent permitted by applicable law and for the reasons set forth in the first sentence of Section 3.8, the applicable Make-Whole Amount, if any, for the then entire outstanding principal of the Notes as of the date of such declaration or automatic acceleration.

         (b) Acceleration by Individual Holder. Subject to the provisions of
Section 6.3, during the existence of an Indenture Event of Default described in
Section 6.1(a) or 6.1(c) (to the extent the 6.1(c) Event of Default is with respect to the obligation to maintain or repair the Drilling Rig or to maintain insurance as required by this Indenture or the First Naval Mortgage or to the obligations set forth in Sections 7.12 or 8.19) and irrespective of whether the Trustee shall have declared all the Notes to be due and payable pursuant to
Section 6.2(a), any holder of an Outstanding Note which has not consented to a waiver with respect to such Indenture Event of Default described in Section 6.1(a) or 6.1(c) may, at its option, by notice in writing to the Issuer and the Trustee, declare the entire principal of, and all interest accrued on, such holder's Notes then Outstanding and the applicable Make-Whole Amount, if any, to be, and such holder's Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon and the applicable Make-Whole Amount, if any, without any presentment, demand, protest, notice of protest, notice of acceleration or intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by the Issuer, and the Issuer shall forthwith pay to such holder the entire principal of and interest accrued on its Notes (but specifically excluding unearned interest) and, to the extent permitted by applicable law and for the reasons set forth in the first sentence of Section 3.8, the amount of the applicable Make-Whole Amount, if any, for the then entire outstanding principal of such Notes as of the date of such declaration by such holder. Such Notes shall be surrendered by the holder thereof upon such full payment thereof with a Written Request for such surrender by, and at the sole cost and expense of, the Issuer.

         (c) Nonwaiver and Expenses. No course of dealing on the part of any holder of the Notes or on the part of any Trustee nor any delay or failure on the part of any holder of the Notes or on the part of any Trustee to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Issuer fails to pay when due the principal of, or interest, any applicable Make-Whole Amount, or Yield Protection Amount, or Breakage Amount on any Note, or fails to comply with any other provision of this Indenture, the Issuer will pay to the holders of the Notes and to each Trustee, to the extent permitted by law, such further amounts as shall be sufficient to cover such costs and expenses, including but not limited to reasonable external attorneys' fees, as may be incurred by such holder or by such Trustee, or both, in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

         6.3 Annulment of Acceleration of Notes. If (i) a declaration is made pursuant to Section 6.2(a) by the Trustee, then, and in every such case, the Majority Holders may, by written instrument filed with the Issuer and the Trustee, rescind and annul such declaration, and the consequences thereof or
(ii) a declaration is made pursuant to Section 6.2(b) by a holder of any of

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



the Notes, then, such holder may, by written instrument filed with the Issuer and the Trustee, rescind and annul such declaration, and the consequences thereof; provided, that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due on or pursuant to the Notes or this Indenture;

                  (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Indenture, except any principal of, or interest or any applicable Make-Whole Amount on, the Notes which has become due and payable solely by reason of such declaration under Section 6.2(a) or Section 6.2(b), shall have been duly paid;

                  (c) each and every other Indenture Default and Indenture Event of Default shall have been waived pursuant to Section 10.2 or otherwise made good or cured;

and, provided further, that no such rescission and annulment shall (i) extend to or affect any subsequent Indenture Default or Indenture Event of Default or (ii) impair any right consequent thereon.

         6.4 Default Remedies.

         (a) If an Indenture Event of Default exists, each Trustee may exercise
(i) all of the rights and remedies granted to such Trustee hereunder and/or under each of the other Credit Documents, and (ii) all of the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York or in effect in any other jurisdiction, the laws of which are applicable to the Collateral (the "UCC"). Any Trustee may take possession of all or any part of the Properties covered or intended to be covered by the Lien created by this Indenture or by any other Credit Document, and such Trustee may exclude the Issuer and all Persons claiming under the Issuer wholly or partly therefrom. Without limiting the foregoing, if any Indenture Event of Default exists, any Trustee may from time to time in its discretion, without notice (except as expressly provided in this Section 6.4) do any of the following:

                           (i) subject to compliance with any mandatory legal
                  requirements, take immediate possession of the Collateral, and require the Issuer to, and the Issuer hereby agrees that it will at its expense and upon request of any Trustee forthwith, assemble all or part of the Collateral as reasonably directed by such Trustee and make it available to such Trustee at a place or places to be designated by such Trustee which are reasonably convenient to both parties. In any event, Issuer shall bear the risk of accidental loss or damage to or diminution in value of the Collateral, and Trustee shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risk insured.

                           (ii) either with or without taking possession and
                  either before or after taking possession, and without instituting any legal proceedings whatsoever, subject to compliance with any mandatory legal requirements, dispose of by public or private proceedings conducted at its office, on the premises of the Issuer, at any site where any Collateral is located, or elsewhere, all or any part of the Collateral, as a unit or in parts and separately or in combination with any other Collateral, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Trustee's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the obligations secured by this Indenture have been paid and performed in full), and at any such sale it shall not be necessary to move any of the Collateral to any location of sale, or to assemble, prepare in any manner or exhibit any of the Collateral (the Issuer hereby acknowledging that the Collateral is not of a type for which moving, assembling, preparation in any manner or exhibition is necessary for a commercially reasonable sale);

                           (iii) buy the Collateral, or any part thereof, at any
                  public sale;

                           (iv) buy the Collateral, or any part thereof, at any
                  private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

                           (v) at its discretion, retain the Collateral in
                  satisfaction of the obligations secured by this Indenture whenever the circumstances are such that any Trustee is entitled to do so under the UCC or otherwise (but under no circumstances will any Trustee be deemed to have elected to retain the Collateral in satisfaction of such obligations unless it shall have sent written notice of such election to the Issuer);

                           (vi) Take possession of all books and records of
                  Issuer pertaining to the Collateral. Each Trustee shall have the authority (subject to compliance with any mandatory legal requirements) to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability;

                           (vii) Apply proceeds of the disposition of the
                  Collateral to the obligations hereby secured in the manner set forth in the Trust Indenture and permitted by the UCC or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable external attorneys' fees and legal expenses incurred by each Trustee;

                           (viii) Appoint any Person as agent to perform any act
                  or acts necessary or incident to any sale or transfer by each Trustee of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of each Trustee;

                           (ix) Receive, change the address for delivery, open
                  and dispose of mail addressed to Issuer, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Issuer;

                           (x) Notify or require Issuer to notify account
                  debtors that the accounts have been assigned to each Trustee and direct such account debtors to make payments on the accounts directly to each Trustee. To the extent each Trustee does not so elect, Issuer shall continue to collect the accounts. Each Trustee or its designee shall also have the right, in its own name or in the name of Issuer, to do any of the following: (A) to demand, collect, receipt for, settle, compromise any amounts due, give acquittance for, prosecute or defend any action which may be in relation to any monies due or to become due by virtue of, the accounts; (B) to sell, transfer or assign or otherwise deal in the accounts or the proceeds thereof or the related goods, as fully and effectively as if each Trustee were the absolute owner thereof; (C) to extend the time of payment of any of the accounts, to grant waivers and make any allowance or other adjustment with reference thereto; (D) to endorse the name of Issuer on notes, checks or other evidences of payments on Collateral that may come into possession of each Trustee; (E) to take control of cash and other proceeds of any Collateral;
                  (F) to sign the name of Issuer on any invoice or bill of lading relating to any Collateral, or any drafts against account debtors or other Persons making payment with respect to Collateral; (G) to send a request for verification of accounts to any account debtor; and (H) to do all other acts and things necessary to carry out the intent of this Indenture; and

                           (xi) Exercise all other rights and remedies permitted
                  by law or in equity.

                  (b) The Issuer agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice to the Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) In addition to the foregoing, in the event the Series B Notes are not paid and satisfied in full at maturity thereof and payment and satisfaction thereof is effected through realization upon the Collateral pursuant to this Article 6, the Series B Note Holders shall be entitled to additional compensation from the proceeds of such realization of the Collateral pursuant to Section 4.3 of $3,000,000 to compensate the Series B Note Holders for the additional risk, time and expense.

         6.5      Other Enforcement Rights.

                  (a) Each Trustee may, but unless first requested so to do by the Majority Holders and furnished with reasonable indemnity satisfactory to it pursuant to Section 9.3(f) hereof shall not (subject to the provisions of Section 9.1) be under any obligation to, proceed to protect and enforce this Indenture, the Notes and each other Credit Document by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein or therein provided, or for foreclosure thereunder, or for the appointment of a receiver or receivers for the foreclosure thereunder, or for the appointment of a receiver or receivers for the Trust Estate or other Collateral or any part thereof, for the recovery of judgment for the obligations hereby secured or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

                  (b) In case an Indenture Event of Default has occurred and is continuing and there shall be pending any case or proceedings for the bankruptcy or for the reorganization or arrangement of the Issuer, the Parent or SDDI, under the federal bankruptcy laws or any other applicable law or in connection with the insolvency of the Issuer, the Parent or SDDI, or in case a custodian, receiver or trustee shall have been appointed for the Issuer, the Parent or SDDI, or in case of any other proceedings in respect of the Issuer, the Parent or SDDI, the Trustee may file such proof of claim and other papers or documents as may be necessary or advisable in order to have the claims of any Trustee and of the Note Holders allowed in any judicial proceedings relative to the Issuer, the Parent or SDDI, and, irrespective of whether the principal of all of the Notes shall then be due and payable as therein expressed, by proceedings for the prepayment thereof, by declaration or otherwise, the Trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal, applicable Make-Whole Amount (if any) and interest owing and unpaid in respect of the Notes, and any other sum or sums owing thereon or pursuant thereto or pursuant hereto, and to collect and receive any or other Property payable or deliverable on any such claim, and to distribute the same as provided in Section 4.3; and any receiver, custodian, assignee or trustee in bankruptcy, trustee or debtor in reorganization or trustee or debtor in any proceedings for the adoption of an arrangement is hereby authorized by each holder of any Note, by the acceptance of the Note or Notes held by it, to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Note Holders, to pay to each of the Trustees any amount due it for compensation and expenses, including reasonable external counsel fees, incurred by it up to the date of such distribution; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to accept or adopt, on behalf of any holder of the Notes, any plan of reorganization or readjustment of the Issuer affecting the Notes or the rights of any holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any holder in any such proceedings.

                  (c) The Issuer hereby irrevocably appoints the Trustee as the Issuer's attorney-in-fact and proxy, with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time during the continuance of an Indenture Event of Default in the Trustee's discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Indenture, including, without limitation: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral; and (b) to file any claims or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral. Without limiting the generality of the foregoing and whether


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



         or not an Indenture Event of Default shall have occurred and be continuing, the Trustee shall have the right to receive, collect and endorse all checks made payable to the Issuer or the Issuer's order representing payments under the Shell Contract or any payment on account of any of the Collateral and to give full discharge therefor.

                  (d) If the Issuer or the Parent fails to perform any act or to take any action which hereunder or under any other Credit Document to which it is a party, the Issuer or the Parent is required to perform or take, or to pay any money which hereunder or under any other Credit Document the Issuer or the Parent is required to pay, the Trustee, in the Issuer's or the Parent's name or in its own name, may (but shall not be obligated to) following notice to the Issuer or Parent perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by the Trustee, and any money so paid by the Trustee, shall be a demand obligation owing by the Issuer and shall bear interest from the date of making such payment until paid at the Default Rate and shall be secured by this Indenture and by any other instrument securing the obligations secured hereby. Upon making any such payment, the Trustee shall be subrogated to all of the rights of the Person receiving such payment, which rights will be held by the Trustee to secure the obligations secured hereby.

                  (e) Anything in this Indenture to the contrary notwithstanding, the Majority Holders shall have the right, at any time, by an instrument or instruments in writing, executed and delivered to any Trustee and providing for indemnity satisfactory to it pursuant to Section 9.3(f), to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

         6.6 Effect of Sale, etc.

                  (a) Any sale or sales pursuant to the provisions hereof or of any other Credit Document, whether under the power of sale granted hereby or thereby or pursuant to any legal proceedings, shall operate to divest the Issuer of all right, title, interest, claim and demand whatsoever, either at law or in equity, of, in and to the Trust Estate or other Collateral, or any part thereof, so sold, and any Property so sold shall be free and clear of any and all rights of redemption by, through or under the Issuer. At any such sale, the holder of any Note may bid for and purchase the Property sold and may make payment therefor as set forth below, and any Note Holder so purchasing any such Property, upon compliance with the terms of sale may hold, retain and dispose of such Property without further accountability.

                  (b) The receipt by any Trustee, or by any Person authorized under any judicial proceedings to make any such sale, of the proceeds of any such sale shall be a sufficient discharge to any purchaser of the Trust Estate or other Collateral, or of any part thereof, sold as aforesaid; and no such purchaser shall be bound to see to the application of such proceeds, or be bound to inquire as to the authorization, necessity or propriety of any such sale. In the event that, at any such sale, any holder of Outstanding Notes is the successful purchaser, it may, in paying the purchase price, turn in any of its Notes in lieu of cash in the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and if the cash amounts so payable thereon shall be less than the amount due therein, said Notes shall be returned to the holders thereof after a notation of each partial prepayment shall have been made thereon.

         6.7 Restoration of Rights and Remedies. If any Trustee shall have instituted any proceeding to enforce any right or remedy under this Indenture or under any other Credit Document and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such Trustee, then and in every such case such Trustee, the Issuer and the holders of the Notes shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder or under any other Credit Document, and thereafter all rights and remedies of such Trustee shall continue as though no such proceeding had been instituted.

         6.8 Application of Sale Proceeds and Deficiency. The proceeds of any exercise of rights with respect to the Trust Estate or any other Collateral, or any part thereof, and the proceeds and the avails or any remedy hereunder shall be paid to and applied as described in Section 4.3. In the event that at any time and from time to time the payments under the Shell Contract then collected by the Trustee and the proceeds of any sale, collection or realization of or upon Collateral by the Trustee are insufficient to pay all the obligations secured by this Indenture, the Issuer shall be liable for the deficiency, together with interest thereon as provided in the governing Credit Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees and disbursements of any external attorneys employed by the Trustee or any holder of an Outstanding Note to collect such deficiency.

         6.9 Cumulative Remedies. No delay or omission of any Trustee or of the holder of any Note to exercise any right or power hereunder or under any other Credit Document arising from any Indenture Default or Indenture Event of Default or failure of performance on the part of the Issuer shall exhaust or impair any such right or power or prevent its exercise during the continuance of such Indenture Default or Indenture Event of Default. No waiver by any Trustee, or the holder of any Note, of any such Indenture Default or Indenture Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise expressly provided herein. No remedy hereunder or under any other Credit Document is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any other Credit Document or otherwise existing; nor shall the giving, taking or enforcement of any other or additional security, Collateral or guaranty for the payment of the obligations secured under this Indenture operate to prejudice, waive or affect the security of this Indenture or any other Credit Document or any rights, powers or remedies hereunder or under any other Credit Document, nor shall any Trustee or any holder of any Note be required to first look to, enforce or exhaust such other or additional security, Collateral or guaranties. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of the Issuer contained in this Indenture, or in any document referred to herein or in any agreement supplementary hereto or in any other Credit Documents shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of the Issuer herein contained. To the extent of overlap of any security interest or lien granted hereunder or under any other Credit Document on any particular

Collateral, the Trustee may elect to exercise rights and remedies under either or, if appropriate, both of such security interests or liens.

         6.10 Limitations on Suits. Except as provided in Section 6.2(b), no holder of any Note issued hereunder shall have the right to institute any suit, action or proceeding at law or in equity, for the execution of any trust or power granted to the Trustees under this Indenture or any other Credit Document or for any other remedy under or upon this Indenture or any other Credit Document, unless (a) the Majority Holders shall have made Written Request upon the applicable Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; (b) such holder or said holders shall have offered to such applicable Trustee the indemnity reasonably satisfactory to it as provided under Section 9.3(f); and (c) such applicable Trustee shall have refused or failed to comply with such Written Request for a period of thirty (30) days after such Written Request shall have been received by it. Such notification, request, offer of indemnity and refusal or failure are hereby declared, in every case, to be conditions precedent to the exercise by any holder of a Note of any remedy hereunder; it being understood and intended that no one or more holders of Notes shall have any right in any manner whatever by its or their action to enforce any right under this Indenture or any other Credit Document, except in the manner herein provided, and that all judicial proceedings to enforce any provision of this Indenture or any other Credit Document shall be instituted, had and maintained in the manner herein or any other Credit Document provided and for the equal and proportionate benefit of all holders of the Outstanding Notes.

         6.11 Suits for Principal and Interest. Nothing contained in Section
6.10 or in any other provision of this Indenture or in the Notes shall affect or impair the obligation of the Issuer, which is absolute and unconditional, to pay (or cause to be paid from the Trust Estate or other Collateral as in Article 4 provided) the principal of, any applicable Make-Whole Amount and interest on, the Notes to the holders thereof on the dates when due, respectively, and at the place specified in Section 4.6, or affect or impair the right of action, which is also absolute and unconditional, of such holders to institute suit to enforce such payment by virtue of the contract embodied in the Notes.

         6.12     Waiver by the Issuer.

                  (a) In granting to the Trustee the power to enforce its rights hereunder without prior judicial process or judicial hearing, the Issuer expressly waives, renounces and knowingly relinquishes (to the extent it may lawfully do so) any legal right which might otherwise require the Trustee to enforce its rights by judicial process. In so providing for non-judicial remedies, the Issuer recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent the Trustee or the Issuer from resorting to judicial process.

                  (b) The Issuer by becoming a party to any Credit Document (to the extent that it may lawfully do so) hereby covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of, any stay (except in connection with a pending appeal of a judgment in a legal proceeding), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on any of the Notes or this Indenture or any other Credit Document; and the Issuer by becoming a party to any Credit Document (to the extent it may lawfully do so) hereby expressly waives and relinquishes all benefit and advantage of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power herein granted and delegated to any Trustee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

                  (c) The Issuer waives any right to require the Trustee or the holders of the Outstanding Notes to proceed against any other Person, or to exhaust any Collateral or other security for the obligations secured hereby, or to have any other Person joined with the Issuer in any suit arising out of such obligations or the Credit Documents, or to pursue any other remedy in the Trustee's or such holders' power. The Issuer further waives any and all notice of acceptance of this Indenture by any other Person directly or indirectly liable for such obligations from time to time. The Issuer further waives any defense arising by reason of any disability or other defense of any other Person or by reason of the cessation from any cause whatsoever of the liability of any other Person liable for the obligations secured hereby. Until all of such obligations shall have been paid in full, the Issuer shall have no right to subrogation and the Issuer waives the right to enforce any remedy which the Trustee or the holders of the Outstanding Notes have or may hereafter have against any other Person liable for such obligations, and the Issuer waives any benefit of any right to participate in any security whatsoever now or hereafter held by the Trustee or the holders of the Outstanding Notes. The Issuer authorizes the Trustee and the holders of the Outstanding Notes, without notice or demand and without any reservation of rights against the Issuer and without affecting the Issuer's liability hereunder or on the obligations secured hereby, from time to time to (a) take or hold any Property other than the Collateral from any other Person as security for such obligations, and exchange, enforce, waive and release any or all of such Property, (b) apply such Property and direct the order or manner of sale thereof as the Trustee and the Majority Holders may in their discretion determine, and (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any other Person in respect of the obligations secured hereby or other security for such obligations.

ARTICLE 7. AFFIRMATIVE COVENANTS.

         The Issuer covenants and agrees that, so long as any of the commitments are in effect and until payment in full of all Notes issued hereunder, all interest thereon and all other amounts payable by the Issuer hereunder:

         7.1 Financial Statements. The Issuer shall deliver, or shall cause to be delivered, to the Trustee and each Note Holder:

                  (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Issuer the audited statements of operations, stockholders' equity and cash flow, of the Issuer for such fiscal year, and the related balance sheet of the Issuer as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by (i) the related opinion of Price waterhouseCoopers, or such other independent public accountants of recognized national standing acceptable to the Majority Holders, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Issuer as at the end of, and for, such fiscal year, that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and footnoted and such opinion shall not contain a "going concern" or scope or like qualification or exception and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances and (ii) a certificate of such accountants stating that in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Indenture Default or Indenture Event of Default.

                  (b) As soon as available and in any event within 120 days after the end of each fiscal year of Noble Corp., the audited consolidated statements of operations, stockholders' equity, and cash flow, of Noble Corp. and its consolidated subsidiaries for such fiscal year, and the related balance sheet of Noble Corp. and its consolidated subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of Price waterhouseCoopers, or such other independent public accountants of recognized national standing acceptable to the Majority Holders, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of Noble Corp. and its consolidated subsidiaries as at the end of, and for, such fiscal year, that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and footnoted and such opinion shall not contain a "going concern" or scope or like qualification or exception and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances.

                  (c) As soon as available and in any event within 120 days after the end of each fiscal year of the Parent, the unaudited consolidated statements of operations, of the Parent and its consolidated subsidiaries for such fiscal year and the related consolidated balance sheets of the Parent and its consolidated subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form, the corresponding figures for the preceding fiscal year, and accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Parent and its consolidated subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP (exclusive of footnotes), as at the end of, and for, such period.

                  (d) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Issuer the unaudited statements of operations and cash flows of the Issuer for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Issuer in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments) and further stating whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Indenture Default or Indenture Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Issuer is taking and proposes to take with respect thereto.

                  (e) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Parent, the unaudited consolidated statements of operations of the Parent and its consolidated subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case, in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Parent and its consolidated subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                  (f) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of Noble Corp. the unaudited consolidated statements of operations and cash flows of Noble Corp. and its consolidated subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year.

                  (g) Within the period provided in paragraph (a) above, a certificate of a Responsible Officer of the Issuer stating whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Indenture Default or Indenture Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Issuer is taking and proposes to take with respect thereto.

                  (h) Promptly and in any event within three (3) Business Days after the Issuer knows that any Indenture Default or Indenture Event of Default or any Material Adverse Effect has occurred, a notice of such Indenture Default or Indenture Event of Default or Material Adverse Effect, and promptly and in any event within three (3) Business Days after the Issuer knows of any material default under the Shell Contract or the Operating

         Services Agreement a notice of such default, in each case, describing the same in reasonable detail and the action the Issuer proposes to take with respect thereto.

                  (i) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Issuer, the Parent or Noble Corp. to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Issuer, the Parent or Noble Corp. with or received by the Issuer, the Parent or Noble Corp. in connection therewith from any securities exchange or the SEC or any successor agency.

                  (j) From time to time such other information regarding the business, affairs or financial condition of the Issuer, the Parent or information from Noble Corp. reasonably related to the Issuer or the Parent (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Purchaser or other Note Holder or the Trustee may reasonably request.

         7.2 Litigation. The Issuer shall promptly give to the Trustee and each registered Note Holder notice of any litigation or proceeding against or adversely affecting the Issuer or the Parent in which the amount involved is not covered in full by insurance or in which the Issuer has received notice from any insurer reserving its rights or contesting coverage under any policy (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought and which could reasonably be expected to result in a Material Adverse Effect. The Issuer will promptly notify the Trustee and each registered Note Holder of all claims, judgments, Liens or other encumbrances affecting any Property of the Issuer if the aggregate value of such claims, judgments, Liens or other encumbrances affecting such Property shall exceed $500,000.

         7.3 Maintenance, Etc.

                  (a) The Issuer shall: (i) preserve and maintain its corporate existence and all of its material rights, privileges, licenses and franchises; (ii) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of, or in relation to its business and activities in accordance with GAAP consistently applied; (iii) comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; (iv) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property, all trade accounts payable in accordance with usual and customary business terms and all claims for work, labor or materials prior to the date on which any Lien (other than Liens for obligations that have not been outstanding more than 60 days, unless action has been taken to file or enforce such Liens) or penalties attach thereto, except for any such tax, assessment, charge, levy, account payable or claim, the payment of which is being Contested In Good Faith; (v) permit any holder of the Notes or its representative to visit and inspect, under the Issuer's guidance, any of the properties of the Issuer, to examine all of its books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees, and independent public accountants (and by this provision the Issuer authorizes said accountants to discuss with any holder of the Notes the finances and affairs of the Issuer) all at such reasonable time, upon reasonable notice and as often as may be reasonably requested; provided that the Issuer shall not be required to pay or reimburse any Note Holder for expenses which such holder may incur in connection with any such visitation or inspection, except that if such visitation or inspection is made during any period when an Indenture Default or an Indenture Event of Default shall have occurred and be continuing, the Issuer agrees to reimburse such holder for all such expenses promptly upon demand, and (vi) keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons and as required by each of the Shell Contract and the First Naval Mortgage including, without limitation, the insurance described on Schedule 7.3 hereto.

                  (b) Contemporaneously with the delivery of the financial statements required by Section 7.1 to be delivered for each year, the Issuer will furnish or cause to be furnished to the Trustee a certificate of insurance coverage from each insurer in form and substance satisfactory to the Trustee and the Required Holders.

                  (c) The Issuer will maintain the Drilling Rig and all equipment used in connection therewith in a good running order, repair and first class condition and in compliance with the Shell Contract and all Governmental Requirements and within the class designation as on the Closing Date and with all equipment capable of operation within the tolerances designated on the Closing Date and at all times registered as a vessel under the laws of Panama and otherwise operate its Properties or cause such Properties to be operated in United States territorial waters in the Gulf of Mexico or in the Gulf of Mexico on or above the outer Continental Shelf of the United States and as set forth in Section 1 of the Drilling Order and in accordance with the Shell Contract and the practices of the industry and in compliance with all other applicable contracts and agreements and otherwise in a careful efficient manner and in compliance in all material respects with all Governmental Requirements.

                  The Issuers' maintenance obligations hereunder shall include, without limitation, causing the surveys and inspections referred to in Annex D hereto to be timely conducted and satisfactorily passed with the 5 year surveys and inspections conducted and passed prior to the Maturity Date.

                  In the event of any damage to the Drilling Rig from any casualty having a repair cost in excess of $250,000, the Issuer shall give prompt written notice thereof to the Trustee, which notice shall set forth in reasonable detail the nature and extent of the damage, an estimate of the cost of repairs and an estimate of the length of time necessary to repair such damage. Such notice shall also state whether the Issuer considers such damage to constitute an Event of Loss, which statement shall not, however, be determinative. With respect to any casualty damage, regardless of whether insurance proceeds are available, the Issuer shall promptly and diligently repair the Drilling Rig or cause the Drilling Rig to be repaired to the same condition as it was before such damage and in compliance with the foregoing requirements of this Section 7.3(c), free and clear of all liens and encumbrances other than

         Excepted Liens. At the request of the Trustee, all contracts for any such repairs shall be assigned to the Trustee as part of the Trust Estate as security for Issuer's obligations hereunder. Such assignment may be effected by a blanket assignment and by specific assignments with respect to third party contracts in excess of $100,000. In the event of any damage that constitutes an Event of Loss, then the Issuer shall be relieved of the foregoing repair obligations upon repayment in full of all principal, interest and all other amounts payable under the Notes and the other Credit Documents in compliance with the provisions of Section 3.6 hereof.

                  (d)(i) The Issuer will maintain the Shell Contract and the Operating Services Agreement in full force and effect and comply with all terms and provisions thereof and enforce the compliance of SDDI and the Parent in accordance with their respective terms except for immaterial variances and immaterial waivers. In furtherance of the foregoing, Issuer shall: (A) pursue all reasonable efforts with respect to collecting dayrate payments due under the Shell Contract in accordance with prudent business practices, and (B) collect all dayrate payments due under the Shell Contract not later than sixty days after the date due, unless on such due date and continuing through and until the date on which such dayrate payment is made, the Debt Service Reserve Fund shall equal two (2) months worth of payments required on the Notes or, if the Capital Funding Agreement is then in effect, no amount shall have been drawn thereunder and not reinstated.

                  (ii) The Operating Services Agreement will not be amended or modified without the approval of the Required Holders. The maintenance, repair and insurance requirement provisions of the Shell Contract will not be amended or modified without the approval of the Required Holders and the Shell Contract will not otherwise be amended or modified without the approval of the Required Holders if such other amendment or modification will reduce or impair the rentals or other payments of SDDI thereunder, including, without limitation, the termination payments called for in Section 17E of the Drilling Order, or will change the payment terms or the term of the Shell Contract, or will increase the material obligations of the contractor thereunder or will otherwise materially impair the value, operational capabilities and useful life of the Drilling Rig or the Shell Contract. Without the consent of all of the Note Holders, the Issuer will not consent to the assignment by SDDI (except to permitted assignees in accordance with the Shell Contract) of the Shell Contract.


                  (e) Promptly after the submission to SDDI of each monthly billing under the Shell Contract, the Issuer shall supply the Trustee with a copy thereof, which billing shall clearly set out the amount of the billing and the due date thereof.

         7.4      Environmental Matters.

                  (a) The Issuer will operate the Property in compliance with Environmental Laws such that any noncompliance will not have a Material Adverse Effect, and will establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Issuer and the operations conducted thereon and other activities of the Issuer are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of, discharged or otherwise released except in compliance with Environmental Laws, (iii) no hazardous substance will be released in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is discharged or released so as to pose an imminent and substantial endangerment to public health or welfare or the environment which will result in damages recoverable under the OPA.

                  (b) The Issuer will promptly notify the Trustee and the registered Note Holders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Issuer has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

         7.5 Further Assurances. The Issuer will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Credit Documents and this Indenture. The Issuer at its expense will promptly execute and deliver to the Trustee upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Issuer in the Credit Documents and this Indenture, or to further evidence and more fully describe the Collateral intended as security for the Notes, or to correct any omissions in the Credit Documents, or to state more fully the security obligations set out herein or in any of the Credit Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Credit Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith. To facilitate assembling the Collateral upon the occurrence of an Indenture Event of Default and making it available to the Indenture Trustee at a place to be designated by the Indenture Trustee which is reasonably convenient, the Issuer has agreed to, among other things, move the Drilling Rig under certain conditions as specified in Section 3.3(c) of the First Naval Mortgage. In addition and in connection therewith, the Issuer acknowledges that the Indenture Trustee and the Note Holders have certain rights under and pursuant to the Operating Services Agreement which rights shall be exercisable under the circumstances and in accordance with the terms of the Operating Services Agreement without any demand on, or legal or other proceeding or action against, the Issuer.

         7.6 Performance of Obligations. The Issuer will pay the Notes according to the reading, tenor and effect thereof; and the Issuer will perform every act and discharge all of the obligations to be performed and discharged by it under the Credit Documents including, without limitation, this Indenture, at the time or times and in the manner specified.

         7.7 ERISA Information and Compliance. The Issuer will furnish to the Trustee and the Note Holders (i) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Issuer or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (ii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Issuer will, and will cause each ERISA Affiliate to,
(i) satisfy in full and in a timely manner without giving rise to any Lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, all premiums required pursuant to sections 4006 and 4007 of ERISA.

         7.8 Debt Service Reserve Fund. The Trustee shall establish an account styled "Noble/Paul Romano Debt Service Reserve Fund" (the "Debt Service Reserve Fund"), subject to the Trustee's sole dominion and control. From the proceeds received by the Issuer, upon the issuance of the Notes pursuant hereto and pursuant to the Note Purchase Agreements, Issuer shall deposit or cause to be deposited an amount in the Debt Service Reserve Fund equal to two (2) months worth of prepayments required on the Notes pursuant to Section 3.4(a) and (b). Five (5) Business Days prior to a Payment Date, the Trustee shall determine whether the sums received in the Collection Account pursuant to Section 4.1, 4.2 or 4.3 since the last preceding Payment Date together with the Working Capital Reserve Fund provided pursuant to Section 7.15 below will be sufficient to cover the required payments of principal and interest due on the Notes under Article 3 hereof on the next Payment Date. In the event the Trustee determines that insufficient funds are available as aforesaid, the Trustee will give notice to the Issuer and each Note Holder three (3) Business Days prior to the Payment Date that a shortfall (a "Shortfall") exists, the amount thereof, the basis for such Shortfall and the Trustee's intention to draw on the Debt Service Reserve Fund to cover such Shortfall. In such event, the Trustee will transfer an amount equal to the lesser of (i) the Shortfall and (ii) the balance in the Debt Service Reserve Fund to the Collection Account on the Business Day next preceding the Payment Date. Thereafter, from time to time, any Shortfall in the Debt Service Reserve Fund shall be replenished as provided in Section 4.1.

         In the event (A) the Parent executes and delivers the Capital Funding Agreement together with an opinion of counsel for the Parent in form and substance reasonably satisfactory to the Trustee as to the authorization and enforceability of the Capital Funding Agreement upon the Parent, (B) no Indenture Default or Indenture Event of Default exists and is continuing hereunder and (C) the then outstanding senior unsecured debt securities of Noble Corp. are rated Investment Grade, the Trustee shall distribute to the Issuer, upon the Issuer's request, all sums then held in the Debt Service Reserve Fund and such account shall be closed but if such debt securities of Noble Corp. at any time thereafter are not rated Investment Grade or are not rated then Issuer and Parent shall immediately re-open and fund the Debt Service Reserve Fund and or provide comparable security (as in a letter of credit) to the satisfaction of the Majority Holders.

         7.9 Maintenance of Agency. So long as any of the Notes remain Outstanding, the Issuer will maintain a single agency where: (i) the Notes may be presented for payment, and (ii) the Notes may be presented for registration of transfer, exchange or replacement as in Article 2 provided. The Issuer hereby designates the principal corporate trust office of the Trustee in Houston, Texas, as its agency for each such purpose. The Issuer will give to the Trustees and the holders of the Notes prior written notice of any change of location of any such agency, which shall be located in the United States. In case the Issuer shall fail to maintain such agency or shall fail to give such notices of any change of the location thereof, presentations and demands may be made and notice may be served at the address specified for the Issuer in or pursuant to Section 12.3. Notice and demands to or upon the Issuer in respect to the Notes or this Indenture may also be served at such address.

         7.10 Additional Assurances. The Issuer will cause this Indenture, any and all supplemental indentures, mortgages, security agreements, instruments of further assignment, financing statements and continuation statements at all times to be kept recorded and filed in such manner and in such places as may be required by law to fully preserve and protect the rights of the holders of the obligations secured hereby as a first priority security interest and the Trustees hereunder and under all other documents and instruments evidencing or securing the obligations secured hereby (including, without limitation, documents and instruments granting Liens to the Trustees with respect to the Trust Estate). The Issuer will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Trustee may request in order to (a) perfect and protect the Liens and other rights created or purported to be created hereby and by the other Credit Documents and the first priority of such Liens and other rights; (b) enable the Trustee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (c) otherwise effect the purposes of this Indenture, including, without limitation: (i) executing and filing such supplements to this Indenture and such financing or continuation statements (or amendments thereto) as may be necessary or desirable or that the Trustee may reasonably request in order to perfect and preserve the Liens created or purported to be created hereby or thereby; and (ii) furnishing to the Trustee from time to time such other information in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail. The Issuer will furnish to the Trustee any information which the Trustee may from time to time reasonably request concerning any covenant, provision or representation contained herein or concerning any other matter in connection with the Collateral.

         7.11 Year 2000 Compliance. The Issuer shall take appropriate steps to assess, quantify, address and resolve its business and financial risks resulting from the Year 2000 Problem, including those business and economic risks resulting from the failure of key suppliers, vendors and customers of the Issuer to properly assess, quantify, address and resolve the Year 2000 Problem.

         7.12 Change in Location of Collateral or Issuer. The Drilling Rig shall be kept at all times in United States territorial waters in the Gulf of Mexico or in the Gulf of Mexico on or above the outer Continental Shelf of the United States and as set forth in Section 1 of the Drilling Order. Issuer will not, without the Required Holders' prior written consent, change the location of any of the other Collateral to any state, county or other jurisdiction in which Trustee has not already filed a financing statement or taken other necessary steps to perfect its first priority security interests in the Collateral or to maintain such perfection. Issuer will give Trustee and each Note Holder thirty
(30) days' prior written notice of (i) the opening or closing of any place of Issuer's business or (ii) any change in the location of Issuer's chief executive office or address.

         7.13 Change in Issuer's Name. Issuer will not change its name or identity without notifying Trustee of such change in writing at least thirty
(30) days prior to the effective date of such change. Without the express written consent of the Majority Holders, however, Issuer will not engage in any other business or transaction under any name other than Issuer's name hereunder.

         7.14 Corporate Independence. Until 367 days have elapsed following payment and satisfaction of all Notes, the Issuer shall not change its legal structure to anything other than a corporation and shall observe the applicable legal requirements for the recognition of the Issuer as a legal entity separate and apart from Parent and its Affiliates, including, without limitation, compliance with the following:

                  (i) the Issuer shall maintain separate corporate records, books of account and financial statements (each of which shall be sufficiently full and complete to permit a determination of the Issuer's assets and liabilities and to permit a determination of the obligees thereon and the time for performance on each of the Issuer's obligations) from those of the Parent and its Affiliates;

                  (ii) the Issuer shall not commingle any of its assets or funds with those of the Parent or any of its Affiliates;

                  (iii) the board of directors of the Issuer shall be elected independently from the board of directors of the Parent and any of its Affiliates and shall at all times include at least one Independent Director (except in the case of death, incapacity, resignation or removal, and in any such case said Independent Director shall be promptly replaced);

                  (iv) the board of directors and stockholders of the Issuer shall hold all regular and special meetings appropriate to authorize corporate actions. Regular meetings of directors will be held at least annually. The board of directors may act from time to time through one or more committees of the board in accordance with the Issuer's by-laws. Appropriate minutes of all meetings of board of directors (and committees thereof) and of the stockholders' meetings shall be kept by the Issuer;

                  (v) the Issuer shall act solely in its own corporate name and through its own authorized officers and agents. Neither the Parent nor any of its Affiliates shall be appointed agent of the Issuer;

                  (vi) the Issuer will maintain a separate office which shall be physically separate from space occupied by the Parent, or any of its Affiliates (but may be separate space occupied solely by the Issuer at the offices of the Parent or any of its Affiliates) and shall be identified as the Issuer's office so it can be identified by outsiders;

                  (vii) the Issuer shall at all times hold itself out to the public under the Issuer's own name as a legal entity separate and distinct from Parent and its Affiliates (the foregoing to include, but not be limited to, use of materially separate and distinct letterhead and telephone number(s));

                  (viii) all financial reports prepared by the Issuer shall comply with GAAP and shall be issued separately from any reports prepared for Parent and any of its Affiliates; and

                  (ix) Parent's financial reports shall disclose the separateness of the Issuer as required by GAAP and that the Collateral is owned by the Issuer and is not available to creditors of Parent or any of its Affiliates.

         7.15 Working Capital Fund. The Trustee shall establish an account styled "Noble/Paul Romano Working Capital Fund" (the "Working Capital Fund"), subject to the Trustee's sole dominion and control. From the proceeds received by the Issuer, upon the issuance of the Notes pursuant hereto and pursuant to the Note Purchase Agreements, Issuer shall deposit or cause to be deposited an amount in the Working Capital Fund equal to $1,950,000. Five (5) Business Days prior to the first two Payment Dates, the Trustee shall determine whether the sums in the Collection Account will be sufficient to cover the required payments of principal and interest due on the Notes under Article 3 hereof on the next Payment Date. In the event the Trustee determines that insufficient funds are available as aforesaid, the Trustee will draw on the Working Capital Fund. In such event, the Trustee will transfer an amount equal to the lesser of (i) the amount necessary to pay the principal and interest due on the Notes under
Article 3 and (ii) the balance in the Working Capital Fund to the Collection Account on the Business Day next preceding the Payment Date. Following the second Payment Date, if the funds in the Collection Account are otherwise sufficient to pay the amounts required under Article 3, and no Indenture Default or Indenture Event of Default shall have occurred and be continuing, the Trustee shall release any funds remaining in the Working Capital Fund to the Collection Account.

ARTICLE 8. NEGATIVE COVENANTS.

         The Issuer covenants and agrees that, so long as any of the commitments under the Note Purchase Agreements are in effect and until payment in full of Notes issued hereunder, all interest thereon and all other amounts payable by the Issuer hereunder, without the prior written consent of the Majority Holders (except for Sections 8.12, 8.13, 8.17 and 8.18 which shall require the prior written consent of the Required Holders):

         8.1 Debt. The Issuer will not incur, create, assume, suffer to exist or otherwise become liable in respect of any Debt, except:

                  (a) the Notes or other indebtedness arising under the Credit Documents;

                  (b) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 60 days past the invoice or billing date, are being Contested In Good Faith; and

                  (c) Debt owing to the Parent evidenced by subordinated promissory notes in the form attached hereto as Annex C.

         8.2 Liens. The Issuer will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), or upon any income or profits therefrom except:

                  (a) Liens securing the payment of the Notes; and

                  (b) during the period up to but not including the Maturity Date, Excepted Liens.

         8.3 Investments, Loans and Advances. The Issuer will not make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

                  (a) accounts receivable arising in the ordinary course of business; and

                  (b) Permitted Investments made pursuant to the requirements of this Indenture.

         8.4 Dividends, Distributions and Redemptions. In the event of the occurrence and during the continuance of an Indenture Default or Indenture Event of Default, the Issuer will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders.

         8.5 Sales and Leasebacks. The Issuer will not enter into any arrangement, directly or indirectly, with any Person whereby the Issuer shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Issuer shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Issuer intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         8.6 Nature of Business. The Issuer will not engage directly or indirectly in any business or activity except owning and operating the Drilling Rig and activities incidental thereto.

         8.7 Limitation on Leases. The Issuer will not create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases), under leases or lease agreements which would cause the aggregate amount of all payments made by the Issuer pursuant to all such leases or lease agreements to exceed $500,000 in any period of twelve consecutive calendar months during the life of such leases.

         8.8 Mergers, Etc. The Issuer will not merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person.

         8.9 Proceeds of Notes. The Issuer will not permit the proceeds of the Notes to be used for any purpose other than those permitted by the Note Purchase Agreements. Neither the Issuer nor any Person acting on behalf of the Issuer has taken or will take any action which might cause any of the Credit Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         8.10     ERISA Compliance.  The Issuer will not at any time:

                  (a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Issuer or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code that is Material;

                  (b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Issuer or any ERISA Affiliate to the PBGC that is Material;

                  (c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Issuer or any ERISA Affiliate is required to pay as contributions thereto to the extent that such failure could reasonably be expected to result in a liability of the Issuer or any ERISA Affiliate that is Material;

                  (d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

                  (e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Issuer or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by an amount which in the event of the termination of such Plan would be Material. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

                  (f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan if a future withdrawal or partial withdrawal from such Plan could reasonably be expected to result in a withdrawal liability assessment which is Material;

                  (g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Issuer or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, if a Material withdrawal liability has been assessed by such Plan against such ERISA Affiliate or Person or if a future withdrawal or partial withdrawal from such Plan could reasonably be expected to result in a withdrawal liability assessment which is Material or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by an amount which in the event of the termination of such Plan would be Material;

                  (h) incur, or permit any ERISA Affiliate to incur, a Material liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

                  (i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities without any Material liability; or

                  (j) amend or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Issuer or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

         8.11 Sale or Discount of Receivables. The Issuer will not discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

         8.12 Sale of Drilling Rig. The Issuer will not sell, lease, charter, assign, convey, dispose or otherwise transfer the Drilling Rig or any interest therein; provided, however, this covenant shall not apply to attendant equipment to the Drilling Rig which is obsolete or which is replaced by equipment of equal or greater value.

         8.13 Environmental Matters. The Issuer will not cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

         8.14 Transactions with Affiliates. The Issuer will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Indenture or the other Credit Documents, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         8.15 Subsidiaries. The Issuer has no subsidiaries and shall not create or acquire any subsidiaries.

         8.16 Location of Issuer. The Issuer will not cause or permit any change to be made in its corporate name or identity or any change to be made in the address of its chief executive office or principal place of business (presently being the address set forth in Section 12.3), unless the Issuer shall have first notified the Trustee and each Note Holder of such change at least thirty (30) days prior to the effective date of such change and shall have first taken all action required by the Trustee for the purpose of further perfecting or protecting the rights of the Trustee in the Collateral. In any notice furnished pursuant to this subsection 8.16, the Issuer will state that the notice is required by this Indenture and contains facts that may require additional filings of financing statements.

         8.17 Acquisition of Notes. The Issuer will not, directly or indirectly through any of its Affiliates or otherwise, purchase, redeem, prepay or otherwise acquire any of the Outstanding Notes except upon payment or prepayment of the Notes in accordance with the terms of this Indenture and the Notes. In case the Issuer or any of its Affiliates acquires any Notes, such Notes shall thereupon be delivered to the Trustee for cancellation and no Notes shall be issued in substitution therefor.

         8.18 Non-Petition Covenant. With respect to the CP Conduit as a Purchaser, the Issuer hereby agrees that until the 368th day following the maturity of the last maturing commercial paper note to be issued by the CP Conduit in connection with its funding of its investment in the Notes, the Issuer will not institute, and will not join with others in instituting, any involuntary bankruptcy or analogous proceeding against the CP Conduit under any bankruptcy, reorganization, receivership or similar law, domestic or foreign, as now or hereafter in effect.

         8.19 Jurisdiction of Registration. The Issuer shall not change the jurisdiction of registration of the Drilling Rig to another jurisdiction, unless the Issuer has given the Trustee and the Note Holders not less than 60 days prior written notice, the Required Holders have consented (which consent shall not be unreasonably withheld) and the Issuer has furnished the Trustee and the Note Holders with a new replacement ship mortgage acceptable to the Trustee and the Required Holders and appropriate opinions of counsel, acceptable in form and substance to the Required Holders, with respect to such mortgage and the filing and first priority thereof.

ARTICLE 9. THE TRUSTEES.

         9.1      Certain Duties and Responsibilities of Trustees.

                  (a) Except during the continuance of an Indenture Event of
         Default:

                           (i) each Trustee undertakes to perform such duties
                  and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against such Trustee; and

                           (ii) each Trustee may conclusively rely, in good
                  faith, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture or other Credit Documents; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (b) In case an Indenture Event of Default has occurred and is continuing, each Trustee shall exercise such of the rights and powers vested in it by this Indenture for the benefit of the holders of the Notes, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) No provision of this Indenture shall be construed to relieve any Trustee from liability for its own negligence or its own willful misconduct, or the inaccuracy of any of its representations or warranties made in Section 9.14, except that:

                           (i) no Trustee which is a corporation or banking
                  association shall be liable for any error of judgment made in good faith by an officer of such Trustee unless it shall be proved that such Trustee was negligent in ascertaining material facts; and

                           (ii) no Trustee shall be liable to the holder of any
                  Note with respect to any action taken or omitted to be taken by it, in good faith after an Indenture Event of Default shall have occurred in accordance with the direction of the Majority Holders relating to the method and place of conducting any proceeding for any remedy available to such Trustee.

                  (d) No provision of this Indenture shall require any Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to any Trustee shall be subject to the provisions of this Section 9.1.

                  (f) The Trustee shall give to the holder of each Note written notice of each and every Indenture Default or Indenture Event of Default of which one of its Responsible Officers has actual knowledge within three (3) days of obtaining such actual knowledge unless the same shall be cured during such period.

         9.2 Trustees' Compensation and Indemnification. The Issuer covenants and agrees to pay to each Trustee promptly (and in any event within 30 days after receipt of any invoice or other statement or notice) and each Trustee shall be entitled to the fees and expenses determined as provided in Schedule
9.2 hereto for all services rendered and expenses incurred by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of such Trustee, which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust, and the Issuer will pay or reimburse each Trustee promptly (and in any event within 30 days after receipt of any invoice or other statement or notice) for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its external counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence (but not mere negligence) or bad faith or wilful misconduct. Subject to Section 9.3(f), each Trustee agrees that it shall have no right against any holder of any Note for the payment of compensation for its services hereunder or any expenses or disbursements incurred in connection with the exercise and performance of its powers and duties hereunder or any indemnification against liability which it may incur in the exercise and performance of such powers and duties but on the contrary, shall look solely


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to the Issuer for such payment and indemnification and that it shall have no
Lien on or security interest in the Collateral as security for such compensation, expenses, disbursements and indemnification except to the extent provided for in Section 4.3.

         9.3      Certain Rights of Trustees.

                  (a) No Trustee shall be responsible for any recitals herein or for insuring all or any portion of the Trust Estate nor shall any Trustee be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreement contained herein. Except in the case of an Indenture Default or Indenture Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall be deemed to have knowledge of an Indenture Default or Indenture Event of Default only upon receipt of written notice thereof from the Issuer or any holder of a Note; provided, however, that the Trustee shall be deemed to have actual knowledge of (i) any failure to receive payments under the Shell Contract when due, if the Trustee shall have received a copy of the billing for such payment pursuant to Section 7.3(e) above, (ii) sums required to be deposited in the Debt Service Reserve Fund and sums actually deposited, and (iii) of the principal of, any applicable Make-Whole Amount or interest on, any Note on the date any such payment is due.

                  (b) No Trustee makes any representation, or warranty as to the validity, sufficiency or enforceability of this Indenture, the Notes, the Note Purchase Agreements or any other Credit Documents, or as to the title, operation, merchantability or fitness for use or purpose, value, compliance with specifications, condition, design, quantity, durability or otherwise with respect to the Drilling Rig or any other Collateral or any substitute therefor. No Trustee shall be accountable to anyone for the use or application of any of the Notes of the proceeds thereof or for the use or application of any Collateral or the proceeds thereof which shall be released from the Lien and security interest in favor of such Trustee held in trust under the terms hereof, in accordance with the provisions of this Indenture.

                  (c) Each Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice request, direction, consent, order, bond, note or other paper or document believed by it, in good faith, to be genuine and to have been signed or presented by the proper party or parties.

                  (d) Any request, direction or authorization by the Issuer shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to a Trustee, and signed in the name of such party by a Responsible Officer; and any resolution of the Board of Directors of the Issuer or any committee thereof shall be sufficiently evidenced by a copy of such resolution certified by its Secretary or an Assistant Secretary to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to such Trustee.

                  (e) Any Trustee may consult with counsel, appraisers, engineers, accountants and other skilled persons to be selected by such Trustee, and the written advice of any thereof shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (f) No Trustee shall be under any obligation to take any action to protect, preserve or enforce any rights or interests in the Collateral or to take any action towards the execution or enforcement of the trusts hereunder or otherwise hereunder, whether on its own motion or on the request of any other Person, if it shall have notified the holders of the Notes that the same, in the opinion of such Trustee, may involve pecuniary loss, liability or expense, unless the Issuer or one or more holders of the Notes shall offer and furnish reasonable security or indemnity reasonably satisfactory to such Trustee against pecuniary loss, liability and expense to such Trustee. With respect to any original Purchasers of the Notes or any other Institutional Investor an indemnity agreement by such Purchaser, in form and substance reasonably satisfactory to such Trustee, will satisfy such requirement without any bond, security or third party indemnity.

                  (g) No Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, unless requested in writing to do so by the Majority Holders and such holders shall have tendered funds to pay expenses to be incurred in performing such duties.

                  (h) Any Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and such Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care.

                  (i) The provisions of paragraphs (c) through (h), inclusive, of this Section 9.3, shall be subject to the provisions of Section 9.1.

                  (j) No Trustee need post any bond for any action taken under this Indenture.

         9.4 Showings Deemed Necessary by a Trustee. Anything else in this Indenture contained to the contrary notwithstanding, each Trustee shall have the right, but shall not be required, to demand in respect of the withdrawal of any cash (other than payments out of the Collection Account or the Debt Service Reserve Fund or the Working Capital Fund), the release of any Property or the subjection of any after acquired Property to any Lien to be held by such Trustee pursuant to the terms hereof, or any other action whatsoever within the purview hereof, any showings, certificates, opinions, appraisals or other information which such Trustee may deem reasonably necessary or appropriate in addition to the matters required by the terms hereof as a condition precedent to such action.

         9.5 Status of Monies Received. All monies received by a Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but, if such Trustee is a bank, need not be segregated in any manner from any other monies, except to the extent required by law, and may be deposited by such Trustee under such general conditions as may be (if such Trustee is a bank) prescribed by law and such Trustee's trust department, and such Trustee shall be under no liability for interest on any monies received by it hereunder except as provided in Section 4.4. Any Trustee which is a trust company, banking corporation or banking association and any affiliated corporation may be interested in any financial transaction with the Issuer or any of its

Affiliates; and any such Trustee may act as depository or otherwise in respect to other Securities of the Issuer or any of its Affiliates, all with the same rights which it would have if not a Trustee; provided that such Trustee shall not exercise any right of setoff against any part of the Trust Estate.

         9.6 Resignation of Trustees. Any Trustee may resign and be discharged of the trusts hereby created by mailing notice to the Issuer and to all holders of Notes specifying the time and date (not earlier than sixty (60) days after the date of such notice) when such resignation shall take effect. Such resignation shall take effect upon the appointment, qualification and acceptance of a successor trustee as herein provided.

         9.7 Removal of Trustees. Any Trustee may be removed, with or without cause, and a successor Trustee may be appointed at any time by the Majority Holders and delivered to each other Trustee and the Issuer, and, in the case of the appointment of a successor Trustee, to such successor Trustee.

         9.8 Successor Trustee. Each Trustee appointed in succession of the Trustee named in this Indenture, or its successor in trust, shall be a trust company, banking corporation or banking association organized under the laws of the United States of America, in good standing and having a capital and unimpaired surplus aggregating at least $500,000,000, if there be such a trust company, banking corporation or banking association qualified, able and willing to accept the trusts upon reasonable or customary terms; and otherwise having the highest capital of such trust companies, banking corporations or banking associations that are qualified, able and willing to accept the trusts upon reasonable or customary terms.

         9.9 Appointment of Successor Trustees. If a Trustee shall have given notice of resignation pursuant to Section 9.6 or if notice of removal shall have been given to a Trustee and the Issuer pursuant to Section 9.7 and such notice does not appoint a successor Trustee or if such notice of removal appointed a successor Trustee and such successor shall not have accepted such appointment within fifteen (15) days after the giving of such notice of removal, a successor Trustee may be appointed by the Majority Holders with the consent of the Issuer not to be unreasonably withheld. If no such appointment shall have been made within twenty-five (25) days after the giving of such notice of resignation or the giving of such notice of removal, a successor Trustee may be appointed by the holder of any Outstanding Note or, upon application of the retiring Trustee, by any court of competent jurisdiction.

         9.10 Merger or Consolidation of Trustee. Any corporation into which a Trustee which is a corporation, or any successor to it in the trusts created by this Indenture, may be merged or consolidated or with which it or any successor to it may be consolidated or any corporation resulting from any merger or consolidation to which such Trustee or any successor to it shall be a party or any state or national bank or trust company succeeding to the corporate trust business of the Trustee as a whole or substantially as a whole (provided such corporation which is a successor to the Trustee shall be a corporation organized under the laws of any state of the United States of America or of the United States of America, having a capital and surplus of at least $500,000,000 and such corporation which is a successor to any other Trustee shall be permitted by law to perform its obligations hereunder), shall be the successor to such Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Issuer covenants that in case of any such merger, consolidation or transfer of the corporate trust business it will, upon the request of the merged, consolidated or transferred corporation, execute, acknowledge and cause to be recorded or filed suitable instruments in writing to confirm the estates, rights and interests of such corporation as such Trustee under this Indenture.

         9.11 Acceptance of Appointment by Successor Trustee. Any new Trustee appointed pursuant to any of the provisions hereof shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment; and thereupon such new Trustee, without any further act, deed or conveyance, shall become vested with all the estates, Properties, rights, powers and trusts of its predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but, nevertheless upon the Written Request of the Issuer or the successor Trustee, the Trustee ceasing to act, upon payment of fees and expenses due to it, shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, Properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the Property of the Trust Estate and monies held by such Trustee to the successor Trustee so appointed in its or his place. Upon acceptance of appointment by a successor Trustee as provided in this Section 9.11, the successor Trustee shall give to the Note Holders written notice of the succession of such Trustee to the trusts hereunder. Neither failure so to mail nor any defect in the notice so mailed shall affect the sufficiency of the proceedings in question.

         9.12 Conveyance upon Request of Successor Trustee. Should any deed, conveyance or instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in and confirming to such new Trustee such estates, Properties, rights, powers and trusts, then upon request of such successor Trustee any and all such deeds, conveyances and instruments in writing shall be made, executed, acknowledged and delivered, and, if and where appropriate, shall be caused to be recorded and filed, by the Issuer.

         9.13 Co-Trustees and Additional Trustees.

                  (a) Delivery of Documents. Anything herein contained to the contrary notwithstanding, if, at any time or times, in order to conform with any law of any jurisdiction in which the Issuer shall then own or hold any Collateral, the Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interest of the holders of the Notes so to do, the Trustee shall execute and deliver any and all instruments and agreements necessary or proper to appoint, on behalf of the Trustee, the Note Holders and the Issuer, another trust company, banking corporation or banking association, or one or more other Persons approved by the Trustee either to act as co-trustee or co-trustees hereunder, jointly with the Trustee, or its successors, or to act as separate trustee or trustees hereunder; and the trust company, banking corporation or banking association, or the Person or Persons so appointed shall be such co-trustee or co-trustees, or separate trustee or trustees, with such powers, duties and discretion as shall be specified in the said instruments or agreements of appointment, executed as aforesaid. It shall not be necessary for any holder of a Note or the Issuer or any other Person other than the Trustee to execute and deliver any such instruments or agreements.

                  (b) Exercise of Powers. The rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred and imposed upon, and exercised or performed by the Trustee, or jointly by the Trustee and any co-trustee or co-trustees or separate trustee or trustees appointed pursuant to this Section 9.13 as provided herein or in the instrument or agreement appointing such co-trustee or co-trustees or separate trustee or trustees, except to the extent that under the law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or co-trustees or separate trustee or trustees.

                  (c) Trustee Attorney-in-Fact. Any co-trustee or co-trustees or separate trustee or trustees appointed hereunder may at any time by an instrument in writing, and each Trustee by this Indenture does hereby, constitute the Trustee, or its successor in the trusts hereunder, his, their or its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion authorized or permitted by him, them or it, for and on behalf of him, them or it, and in his, their or its name.

                  (d) Resignation of Co-Trustee or Separate Trustee. Each co-trustee or separate trustee appointed pursuant to the provisions of this Section 9.13 may resign and may be removed by the Trustee, and the successors to such trustees may be appointed by the Trustee as set forth in the first paragraph of this Section 9.13.

         9.14 Trustee's Representations and Warranties. The Trustee represents, warrants and covenants that:

                  (a) Organization, Etc. It is a national banking association duly chartered, validly existing and in good standing under the laws of the United States of America, and has all requisite power, authority and legal right under the laws of the State of Texas and the United States to execute, deliver and carry out the terms of each of the Credit Documents to which it is a party. Its principal place of business is located at its street address set forth in Section 12.3.

                  (b) Authorization, Etc. It has duly authorized, executed and delivered this Indenture and the other Credit Documents to which it is a party and this Indenture and the other Credit Documents constitute legal, valid and binding obligations, enforceable against it in accordance with the terms thereof.

                  (c) No Violation. The execution and delivery of, and performance of its obligations under, this Indenture and the other Credit Documents to which it is a party will not result in any violation of, or be in conflict with, or constitute a default under, any of the provisions of its articles of association or by-laws, or of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license or bank loan or credit agreement or other agreement to which it is a party or by which it is bound, or any law, judgment, governmental rule, regulation or order of any government or governmental authority or agency governing the banking or trust powers of the Trustee.

                  (d) No Consents or Approvals. Neither the execution and delivery by it, in its individual capacity or as Trustee, as the case may be, of this Indenture nor the consummation of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, any federal or State governmental authority or agency pursuant to any federal or State law governing the banking or trust powers of Trustee.

                  (e) Capitalization. It has unimpaired capital and surplus aggregating at least $500,000,000.

         9.15 Non-Petition Covenant. With respect to the CP Conduit as a Purchaser, the Trustee hereby agrees that until the 368th day following the maturity of the last maturing commercial paper note to be issued by the CP Conduit in connection with its funding of its investment in the Notes, the Trustee will not institute, and will not join with others in instituting, any involuntary bankruptcy or analogous proceeding against the CP Conduit under any bankruptcy, reorganization, receivership or similar law, domestic or foreign, as now or hereafter in effect.

ARTICLE 10. SUPPLEMENTAL INDENTURES, WAIVERS.

         10.1 Supplemental Indentures Without Note Holders' Consent. The Issuer and the Trustee from time to time and at any time, subject to the restrictions in this Indenture contained, may, without consent from the holder of any Note, enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof for any one or more or all of the following purposes:

                  (a) to add to the Trust Estate held by the Trustees pursuant to the terms hereof additional Property hereafter acquired by the Issuer and intended to be subjected to this Indenture, and to correct and amplify the description of any Property subject to this Indenture;

                  (b) to cure any ambiguity or cure, correct or supplement any defective provisions of this Indenture or any supplement hereto; provided, that the same shall in no respect be adverse to the interests of the holders of the Series A Notes or the Series B Notes; and

                  (c) to appoint a co-trustee or co-trustees, or a separate trustee or trustees, pursuant to Section 9.13.

and the Issuer covenants to perform all requirements of any such supplemental indenture. No restrictions or obligations imposed upon the Issuer may, except as otherwise proved in this Indenture, be waived or modified by such supplemental indentures or otherwise.

         10.2 Waivers and Consents by Note Holders; Supplemental Indentures with Consent.

         (a) Subject to the provisions of the following subsection 10.2(b), upon the waiver or consent of the Majority Holders (unless it is specifically required that the Required Holders act): (i) the Trustee shall execute an appropriate instrument permitting any Person to take any action prohibited, or omit the taking of any action required, by any of the provisions of this Indenture or any indenture supplemental hereto, or any other Credit Document to which the Trustee is a party or of which the Trustee is a third party beneficiary or which is granted in favor of the Trustee ("Trustee Security Document"), or (ii) the Issuer and the Trustee may enter into an indenture or indentures supplemental hereto or to a Trustee Security Document for the purpose of adding, changing or eliminating any provisions of this Indenture or of any indenture supplemental hereto or to a Trustee Security Document or modifying in any manner the rights of the holders of the Notes or the rights and obligations of the Issuer; provided, that no such waiver, consent or supplemental indenture or amendment shall (A) impair or affect the right of any Note Holder to receive payments of the principal of and payments of the interest and any applicable Make-Whole Amount (if any), Yield Protection Amount or Breakage Amount, if any, on any Note held by it, as therein and herein provided including, without limitation, the timing of any such payment or the principal amount of any Note or rate of interest thereon, without the consent of such holder, (B) permit the creating of any Lien with respect to any of the Trust Estate, without the consent of the holders of all the Notes at the time Outstanding, (C) deprive the holder of any Note of the benefit of the Liens held by the Trustee pursuant to the terms of this Indenture or any other Credit Document without the consent of such holder, (D) amend Article 2, Article 3, Article 4 or Article 6 (other than an amendment of the nature described, and permitted by the provisions of, Section 10.1), without the consent of the holders of all of the Notes at the time Outstanding, (E) reduce the aforesaid percentage of the aggregate principal amount of Notes, the holders of which are required to consent to any such waiver or supplemental indenture or amendment pursuant to this Section 10.2, without the consent of the holders of all of the Notes at the time Outstanding, or (F) modify the rights, duties, or immunities of any Trustee, without the consent of such Trustee. The holder of any Notes may specify that any such waiver or consent shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify by dollar amount the aggregate principal amount of Notes with respect to which such waiver or consent shall be effective) and in the event of any such specification such holder shall be deemed to have given such waiver or consent only with respect to the portion of Notes so specified.

         (b) Notwithstanding the provisions of the foregoing subsection 10.2(a) (and in addition to, and not in limitation of, any provisions of this Indenture, the Note Purchase Agreements or any other Credit Documents specifically requiring that the Required Holders act), (i) so long as there is no Indenture Event of Default continuing hereunder, the Trustee shall not enter into any indenture supplemental hereto (except as permitted by the foregoing Section 10.1), or agree to any amendment, modification or waiver of any of the terms, conditions or provisions of this Indenture or any indenture supplemental hereto, or any Trustee Security Document without the consent of the Required Holders, and (ii) regardless of the existence and continuance of any Indenture Event of Default, the Trustee shall not (A) agree to any amendment, modification or waiver of any of the terms, conditions or provisions of Section 12.16 of this Indenture, section 6 of the Performance Agreement or section 5 of the Operating Services Agreement, the effect of which would be to reduce, modify or amend any indemnities payable by the Issuer or the Parent to any Note Holder (except to add additional indemnities by the Issuer or the Parent), (B) agree to any amendment of the definition of Indenture Event of Default or (C) agree to any amendment, modification or waiver of any of the terms, conditions, or provisions of Sections 7.3(c), 7.3(d)(i), 7.4(a) or 7.12 of this Indenture, sections 2.3, 3.3(c), 2.4, 2.9 or 2.13 of the First Naval Mortgage, section 2(a) of the Performance Agreement or section 1(b) of the Operating Services Agreement.

         10.3 Notice of Supplemental Indenture. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or promptly after the execution by the Trustee of an appropriate instrument or permission pursuant to the provisions of Section 10.2, the Trustee shall give written notice, setting forth in general terms the substance of such supplemental indenture or instrument, together with a conformed copy thereof to each holder of the Notes. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or instrument.

         10.4 Solicitation of Note Holders. So long as there are any Notes Outstanding, the Issuer will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Indenture or the Notes unless each holder of the Notes shall be informed thereof by the Issuer and shall be afforded the opportunity of considering the same and shall be supplied by the Issuer with sufficient information to enable it to make an informed decision with respect thereto. The Issuer will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the provisions of this Indenture or of any Note unless such remuneration is concurrently offered to be paid, on the same terms, ratably to the holders of all Notes then Outstanding even if such holder did not consent to such waiver or amendment. Such remuneration will not be inferred solely from the participation by a holder of the Notes in an existing or future loan to or investment in or with the Issuer or any of its Affiliates.

         10.5 Opinion of Counsel Conclusive as to Supplemental Indentures. The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture authorized or permitted by the terms of this Indenture and to make the further agreements and stipulations which may be therein contained, and the Trustee may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to the provisions of this Article 10 complies with the requirements of this Article 10.

         10.6 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustees and all holders of Notes thereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such supplemental indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         10.7 New Notes. Notes executed and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If such supplemental indenture shall so provide, new Notes, so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer to any modification or amendment of this Indenture contained in any such supplemental indenture, may be prepared by the Issuer, executed and delivered without cost to the holders of Notes, upon surrender of such Notes, in equal aggregate principal amounts.

ARTICLE 11. UNCLAIMED MONIES.

         11.1 Satisfaction and Discharge of Agreement. If at any time (a) the Issuer shall pay and discharge the entire indebtedness on all Notes hereunder by paying or causing to be paid as provided in Article 4 the principal of, and any applicable Make-Whole Amount, Yield Protection Amount and Breakage Amount and interest on, all Notes hereunder, as and when the same become due and payable or
(b) all such Notes shall have been repurchased by the Issuer or an Affiliate of the Issuer and canceled as herein provided (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.9); and if the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer (including, without limitation, fees and expenses of the Trustees), and the Issuer shall fully and faithfully discharge, and cause to be faithfully discharged, every other obligation herein and in each of the other Credit Documents contained, then and in that case this Indenture shall cease, determine, and become null and void, and thereupon each Trustee shall, upon Written Request of the Issuer or any other party to the Credit Documents forthwith execute proper instruments acknowledging satisfaction of and discharging this Indenture and releasing all Liens held by it pursuant to the terms hereof and any other Credit Document, including the First Naval Mortgage; provided, however, that in no event shall the trusts created by this Indenture continue beyond the expiration of twenty-one (21) years after the death of the last to die of all descendants living on the date of execution of this Indenture of Joseph P. Kennedy, late father of the late President of the United States, John F. Kennedy. The satisfaction and discharge of this Indenture shall be without prejudice to the rights of each Trustee under Section 9.2 to charge and be reimbursed by the Issuer for any expenditures which it may thereafter incur in connection herewith.

         11.2 Return of Unclaimed Monies. Notwithstanding any provisions of this Indenture, any monies deposited with any Trustee in trust for the payment of the principal of, or interest or any applicable Make-Whole Amount on, any Notes and remaining unclaimed for two (2) years after the last date on which any such principal, interest or any applicable Make-Whole Amount shall have become due and payable (whether at maturity or upon optional or required prepayment or by declaration as provided in this Indenture), shall then be repaid to the Issuer upon its Written Request, unless otherwise required by mandatory provisions of applicable escheat or abandoned property laws, and the holders of such Notes, unless otherwise required by mandatory provisions of applicable escheat or abandoned property laws, shall thereafter be entitled to look only to the Issuer for repayment thereof, and all liability of such Trustee with respect to such monies shall thereupon cease; provided, however, that before the repayment of such monies to the Issuer, as aforesaid, such Trustee shall (at the cost of the Issuer) first mail to all holders of the Notes then Outstanding at their addresses as set forth in the register required to be maintained pursuant to
Section 2.3, a notice that said monies remain unclaimed and that, after a date named in said notice, which date shall not be less than ten (10) or more than twenty (20) days after the date of the first mailing of such notice, the balance of such monies then unclaimed will be returned to the Issuer. In the event of the repayment of any such monies to the Issuer as aforesaid, the holders of the Notes in respect of which such monies were deposited shall thereafter be deemed to be unsecured creditors of the Issuer for amounts equivalent to the respective amounts deposited for the payment of such Notes and so repaid to the Issuer (without interest thereon and subject to applicable escheat and abandoned property laws).

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ARTICLE 12. MISCELLANEOUS.

         12.1 Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, by or on behalf of a Trustee or by or on behalf of a Purchaser, shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not; provided; however, that the Issuer shall not assign or transfer any of its rights or delegate any of its duties or obligations under the Credit Documents without the prior written consent of the Majority Holders.

         12.2 Partial Invalidity. Any provision of this Indenture that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         12.3 Communications. All communications provided for herein shall be in writing or by telecommunication device capable of creating a written record and shall be deemed to have been given when delivered personally or otherwise actually received by such Person listed below at its address set forth below:


                  If to the Issuer:

                           If by mail:

                           Noble Drilling (Paul Romano) Inc.
                           10370 Richmond Avenue, Suite 581
                           Houston, Texas 77042
                           Attention:  President


                           If by personal delivery:

                           Noble Drilling (Paul Romano) Inc.
                           10370 Richmond Avenue, Suite 581
                           Houston, Texas 77042
                           Attention:  President

                           in either case with a copy to:

                           Robert D. Campbell, Esq.
                           Thompson & Knight, P.C.
                           1700 Pacific Avenue, Suite 3300
                           Dallas, Texas 75201




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

                  If to the Trustee:

                           If by mail or personal delivery:

                           Chase Bank of Texas, National Association
                           600 Travis, Suite 1150, 11th Floor
                           Houston, Texas  77002
                           Attention:       Mauri Cowen
                                            Corporate Trust Dept.

or to either such party at such other address as such party may designate by notice duly given in accordance with this Section to the other party. Where this Indenture provides for any communication to holders of Notes, such communication shall be deemed to have been given when delivered personally or otherwise actually received by such holder at its last address as it appears in the register required to be maintained pursuant to Section 2.3.

         12.4     GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) THIS INDENTURE AND THE NOTES (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAW RULES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE CREDIT DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE ISSUER AND THE TRUSTEES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE THE PARTIES FROM OBTAINING JURISDICTION OVER OTHER PARTIES IN ANY COURT OTHERWISE HAVING JURISDICTION.

                  (c) THE ISSUER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE ISSUER TO RECEIVE, FOR AND ON BEHALF OF THE ISSUER, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE CREDIT DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE ISSUER AT ITS ADDRESS SET FORTH IN SECTION
         12.3 HEREOF, BUT THE FAILURE OF THE ISSUER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH

         PROCESS. THE ISSUER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

                  (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ISSUER OR THE TRUSTEES OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION, INCLUDING WITHOUT LIMITATION, THE COMMENCEMENT OF ENFORCEMENT PROCEEDINGS UNDER THE CREDIT DOCUMENTS IN ALL APPLICABLE JURISDICTIONS.

                  (e) EACH OF THE ISSUER AND THE TRUSTEES HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.4.

         12.5     Limitation on Interest.

                  (a) It is the intent of the parties hereto to comply strictly with applicable usury laws, and the parties hereto stipulate and agree that none of the terms and provisions contained in this Indenture, the Notes or any other Credit Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. If any excess of interest in such respect is hereby provided for or shall be adjudicated to be so provided, in this Indenture, in any Note or otherwise in connection with the Credit Documents, the provisions of this Section
         12.5 shall govern and prevail, and neither the Issuer nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of the Notes shall ever be obligated to pay the excess amount of such interest. The provisions of this Section 12.5 shall control over all other provisions of the Credit Documents which may be in conflict or apparent conflict herewith. Each of the Trustees and the holders of the Notes expressly disavows any intention to charge, collect or contract for excessive unearned interest or finance charges in the event the maturity of any of the Notes is accelerated. If the maturity of a Note is accelerated for any reason, any amounts held to constitute interest (including any applicable Make-Whole Amount, Yield

         Protection Amount or Breakage Amount due upon acceleration if such applicable Make-Whole Amount, Yield Protection Amount or Breakage Amount is held to constitute interest under applicable law) which are then unearned and have theretofore been collected by any Trustee or the holder of such Note shall be applied as of the date of receipt thereof to reduce the principal balance thereof then outstanding and if the principal of the Notes has been paid in full, any remaining excess shall be forthwith paid to the Issuer. If any Trustee or any holder of any Note shall receive, collect or apply monies which are deemed to constitute interest which would otherwise increase the interest on such Note to an amount in excess of that permitted to be charged by applicable law then in effect, all such sums deemed to constitute interest in excess of such legal limit shall be applied to reduce the principal balance thereof then outstanding or immediately returned to the Issuer or the other payor thereof upon such determination. All sums paid or agreed to be paid to any Trustee or holder of any Note for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such party, be amortized, prorated, allocated and spread throughout the full term of the indebtedness evidenced by the Notes until payment in full so that the rate or amount of interest on account of any indebtedness hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any holder of a Note on any date shall be pursuant to this Section 12.5 be limited and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such holder would be less than the amount of interest payable to such holder computed at the maximum lawful rate applicable to such holder, then the amount of interest payable to such holder in respect to such subsequent interest computation period shall continue to be computed at the maximum lawful rate applicable to such holder until the total amount of interest payable to such holder shall equal the total amount of interest which would have been payable to such holder if the total amount of interest had been computed without giving effect to this Section 12.5. As used in this section the term "applicable law" means the laws of the State of New York or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

                  (b) All proceeds of the sale of the Notes are to be delivered by the Purchasers to the Issuer and used by the Issuer as represented in Section 5.14 of the Note Purchase Agreements.

                  (c) Notwithstanding any term or provision contained in this Indenture, the Notes or any other Credit Document to the contrary the Make-Whole Amount, Yield Protection Amount and/or Breakage Amount shall be charged and payable only to the extent permitted by applicable law.

         12.6 Counterparts. This Indenture may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Indenture; provided, however, that this Indenture shall not be deemed to be delivered until at least one counterpart shall have been executed by the Issuer and the Trustee and a counterpart so executed shall have been delivered to the Trustee at its principal place of business specified in Section 12.3.

         12.7 Headings, etc.; Gender. Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Indenture nor shall they affect its meaning, construction or effect. Each covenant contained in this Indenture shall be construed (absent an express contrary provision therein) as being independent of each and every other covenant contained herein and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any and all other covenants. All references herein or in any other Credit Document to the masculine, feminine or neuter gender shall also include and refer to each other gender not so referred to.

         12.8 Amendments. This Indenture may, subject to the provisions of
Article 10 hereof, from time to time and at any time, be amended or supplemented by an instrument or instruments in writing executed by the parties hereto.

         12.9 Benefits of Agreement Restricted to Parties and Note Holders. Nothing in this Indenture expressed or implied is intended or shall be construed to give to any Person other than the Issuer, the Trustees, the Credit Support Parties and the holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Issuer, the Trustees and the holders of the Notes issued hereunder.

         12.10 Waiver of Notice. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the Person or Persons entitled to receive such notice.

         12.11    Intentionally Omitted.

         12.12 Additional Financing Statement Filings. The Issuer hereby authorizes the Trustee to file, without the signature of the Issuer where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. The Issuer further agrees that a carbon, photographic or other reproduction of any Credit Document or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction the Trustee may deem appropriate.

         12.13 Directly or Indirectly. Where any provision in this Indenture refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         12.14 Exhibits, Annexes and Sections. All references herein to Exhibits, Annexes or Sections shall be to the Exhibits and Annexes attached to this Indenture and to the Sections hereof unless the context otherwise requires reference to an exhibit, annex to or section of another document. All Exhibits and Annexes attached to this Indenture are made a part hereof for all purposes. The words "this Indenture," "this instrument," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive.

         12.15 Officers' Certificate and Opinions of Counsel; Statements to be Contained Therein.

                  (a) Upon any request, application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee a certificate signed by two of its Responsible Officers stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (to which a legal opinion is reasonably appropriate) have been complied with, except that in the case of any such request, application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request, application or demand, no additional certificate or opinion need be furnished.

                  (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  (c) Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by a Responsible Officer or Officers of the Issuer, unless such counsel has actual knowledge that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

                  (d) Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or an Affiliate thereof, unless such officer or counsel, as the case may be, has actual knowledge that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  (e) Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

         12.16    Payment of Expenses, Indemnities, etc.  The Issuer agrees:

                  (a) to pay all reasonable expenses of the Trustees in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Trustees and the Note Holders with respect thereto) of, and in connection with the negotiation, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, any Credit Document and any proposed amendment, waiver or consent, whether or not adopted, relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Trustees, the reasonable fees and disbursements of external counsel and other outside consultants for the Trustees and, in the case of enforcement, the reasonable fees and disbursements of external counsel for the Trustees and any of the Note Holders; provided that to the extent it is feasible and a conflict of interest does not exist in the reasonable judgment of the Series A Note Holders or Series B Note Holders as applicable, the Series A Note Holders shall all use the same counsel and the Series B Note Holders shall all use the same counsel); and promptly reimburse the Trustees and the Note Holders for all amounts expended, advanced or incurred by the Trustees and any of the Note Holders to satisfy any obligation of the Issuer under this Indenture or any other Credit Document, including without limitation, all costs and expenses of foreclosure;

                  (b) TO INDEMNIFY EACH TRUSTEE, EACH NOTE HOLDER AND EACH CREDIT SUPPORT PARTY AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO
         (I) ANY ACTUAL OR PROPOSED USE BY THE ISSUER OF THE PROCEEDS OF ANY OF THE NOTES, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE CREDIT DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE ISSUER OR ANY AFFILIATE THEREOF (IV) THE FAILURE OF THE ISSUER OR ANY AFFILIATE THEREOF TO COMPLY WITH THE TERMS OF ANY CREDIT DOCUMENT INCLUDING, WITHOUT LIMITATION, THE PERFORMANCE AGREEMENT OR THIS INDENTURE, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE ISSUER OR ANY AFFILIATE THEREOF SET FORTH IN ANY OF THE CREDIT DOCUMENTS, (VI) ANY ASSERTION THAT THE TRUSTEE OR THE NOTE HOLDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE CREDIT DOCUMENTS OR (VI) ANY OTHER ASPECT OF THE CREDIT DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF

         THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE NOTE HOLDERS OR A NOTE HOLDER AND A NOTE HOLDER'S SHAREHOLDER OR SOLELY BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

                  (c) TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT IN CONNECTION WITH THIS INDENTURE, THE NOTE PURCHASE AGREEMENTS OR ANY OTHER CREDIT DOCUMENT (I) UNDER ANY ENVIRONMENTAL LAW, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE ISSUER OR ANY AFFILIATE THEREOF WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE ISSUER OR ANY AFFILIATE THEREOF, (III) DUE TO PAST OWNERSHIP BY THE ISSUER OR ANY AFFILIATE THEREOF OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT OR FUTURE LIABILITY, (IV) THE PRESENCE, USE, RELEASE, DISCHARGE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES OR OIL ON OR AT ANY OF THE PROPERTIES NOW OR FORMERLY OWNED OR OPERATED BY THE ISSUER OR ANY AFFILIATE THEREOF, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE CREDIT DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.16 IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING SOLELY FROM THE ACTS OR OMISSIONS (IN EACH CASE CONSTITUTING GROSS NEGLIGENCE OR WILFUL MISCONDUCT) OF A TRUSTEE OR ANY NOTE HOLDER ARISING DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

                  (d) So long as no Indenture Default or Indenture Event of Default has occurred and is continuing, no Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this
         Section 12.16.

                  (e) In the case of any indemnification hereunder, an Indemnified Party shall give notice to the Issuer of any claim or demand being made against it; provided, however, that the failure to give such notice shall not release the Issuer from any of its obligations, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Party shall prevent the Issuer's ability to contest such claim or demand. Subject to the provisions of the following paragraph, the Issuer shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such claim or liability; provided that the Issuer shall keep the Indemnified Party which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified

         Party with all information with respect to such proceeding as such Indemnified Person shall reasonably request.

         Notwithstanding any of the foregoing to the contrary, the Issuer shall not be entitled to control and assume responsibility for the defense of such claim or liability if (i) an Indenture Event of Default shall have occurred and be continuing, (ii) such proceeding will involve any possibility of the sale, forfeiture or loss of, or the creation of any Lien (other than an Excepted Lien or a Lien which is adequately bonded to the satisfaction of such Indemnified Party) on, the Trust Estate or any part thereof, (iii) in the good faith opinion of such Indemnified Party, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (iv) such claim or liability involves the possibility of criminal sanctions or liability to such Indemnified Party. In the circumstances described in clauses (i) - (iv), the Indemnified Party shall be entitled to control and assume responsibility for the defense of such claim or liability at the expense of the Issuer. In addition, any Indemnified Party may participate in any proceeding controlled by the Issuer, at its own expense in respect of any such proceeding as to which the Issuer shall have acknowledged in writing its obligation to indemnify the Indemnified Party, and at the expense of the Issuer in respect of any such proceeding as to which the Issuer shall not have so acknowledged its obligation to the Indemnified Party, the Issuer may in any event participate in all such proceedings at its own cost. Nothing contained herein shall be deemed to require an Indemnified Party to contest any claim or demand or to assume responsibility for or control of any judicial proceeding with respect thereto.

                  (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION AS TO SUCH INDEMNIFIED PARTY SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

                  (g) The Issuer's obligations under this Section 12.16 shall survive any termination of this Indenture or any other Credit Document and the payment of the Notes and shall continue thereafter in full force and effect.

                  (h) The Issuer shall pay any amounts due under this Section
         12.16 within thirty (30) days of the receipt by the Issuer of notice of the amount due.

                  (i) If any amounts due by the Issuer to the Trustees or any Note Holder under this Section 12.16 or any other provision of this Agreement or any other Credit Document is not paid on the date due, such amounts shall bear interest and Issuer agrees to pay such amounts with interest at the Default Rate from the due date of such payable until paid.

         12.17 NO ORAL AGREEMENTS. THE CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPO RANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         12.18 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS INDENTURE AND THE OTHER CREDIT DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS INDENTURE AND THE OTHER CREDIT DOCUMENTS; THAT IT HAS IN FACT READ THIS INDENTURE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS INDENTURE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS INDENTURE AND THE OTHER CREDIT DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS INDENTURE AND THE OTHER CREDIT DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS INDENTURE AND THE OTHER CREDIT DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS INDENTURE AND THE OTHER CREDIT DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

         12.19 Trustees Not Engaging in a Trade or Business. The trusts created hereunder have been organized for the purposes described herein with no objective by the Trustees to engage in the conduct of a trade or business. The Trustees shall report the trusts for federal income tax purposes as a "grantor trust" subject to the provisions of Subchapter J, subpart E of the Code unless otherwise required.


                        [Signature Pages Start Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first written above.

Witnesses to all Signatures


------------------------------------

------------------------------------


ATTEST:                                  NOBLE DRILLING (PAUL ROMANO) INC.



                                         By  /s/ Byron L. Welliver
------------------------------------        ------------------------------------
Name:                                    Name: Byron L. Welliver
Title:                                   Title:   Senior Vice President

                  (seal)


ATTEST:                                  CHASE BANK OF TEXAS,
                                          NATIONAL ASSOCIATION



                                         By  /s/ Mauri J. Cowen
------------------------------------        ------------------------------------
Name:                                    Name: Mauri J. Cowen
Title:                                   Title: Senior Vice President and
                                                Trust Officer

                  (seal)

                                                                       ANNEX A-1


                        NOBLE DRILLING (PAUL ROMANO) INC.

No. AR-_____

            6.33% SERIES A SENIOR SECURED NOTE DUE DECEMBER 20, 2003

$
 ------------------                                           ------------------


                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE ISSUER IS NOT REQUIRED TO REGISTER THIS SECURITY UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         NOBLE DRILLING (PAUL ROMANO) INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to _________________________ or registered assigns the principal sum of
_________________________ Dollars ($__________) on December 20, 2003, and to pay
interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of 6.33% per annum, monthly on the twentieth (20th) day of each month of each year, commencing on December 20, 1998, until the principal amount hereof shall become due and payable and to pay on demand interest on any overdue principal, including any overdue prepayment of principal, and (to the extent permitted by applicable law) on any applicable Make-Whole Amount or overdue installment of interest, at a rate of interest per annum equal to the Default Rate; provided that interest on this Note shall in no event exceed the maximum rate permitted by applicable law, and this Note is expressly made subject to Section 12.5 of the Indenture.

         Payments of principal, applicable Make-Whole Amount, if any, or other amounts due hereon, and interest shall be made in any coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts in installments in such manner and at such place as provided in Section 4.6 of the Indenture.

         This Note is one of an issue of Series A Senior Secured Notes of the Company issued in an aggregate original principal amount limited to $95,412,500 under the Trust Indenture and Security Agreement of the Company (said indenture, together with all agreements and indentures supplemental thereto being herein called the "Indenture") dated as of November 24, 1998, with Chase Bank of Texas, National Association as Trustee and is entitled to the benefits thereof. Reference is hereby made to the Indenture for a description of certain rights, obligations and duties of the parties thereto and for the meanings assigned to terms used and not defined in this Note. As provided in the Indenture, this Note is subject to optional prepayment. The Company agrees to make required prepayments on account of this Note in accordance with the prepayment schedule attached to this Note and in accordance with the provisions of the Indenture. This Note is secured as set forth in the Indenture and in the separate Note Purchase Agreements dated as of September 24, 1998, between the Company and each of the Purchasers (listed on Schedule A attached thereto).

         This Note is a registered Note and is transferable only by surrender thereof at the agency of the Company maintained pursuant to Section 7.9 of the Indenture, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

         Following any partial prepayment of this Note, this Note shall, prior to any transfer hereof, be (a) made available to the Trustee for notation on the prepayment schedule attached hereto of the amount of principal so prepaid or,
(b) at the option of the holder hereof and in lieu of the alternative in the foregoing clause (a), held by the holder who shall make a notation of such schedule of the amount of principal so prepaid. In case the entire principal amount on this Note is prepaid or paid, this Note shall, upon written request therefor by the Company, be surrendered promptly at the agency of the Company maintained pursuant to Section 7.9 of the Indenture, for cancellation.

         In any case where the date of maturity of any interest, applicable Make-Whole amount, or other amount due hereon, or principal owed with respect to this Note or the date fixed for any prepayment (in whole or in part) of this Note will not be a Business Day, then payment of such interest, applicable Make-Whole Amount, or other amount due hereon, or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for such prepayment.

         Under certain circumstances, as specified in the Indenture, the principal of this Note (together with interest accrued thereon and any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Indenture.

         This Note and the Indenture are governed by, and shall be construed and enforced in accordance with, the law of the State of New York applicable to contracts made and to be performed entirely within such state and applicable federal law.

Dated:


ATTEST:                                  NOBLE DRILLING (PAUL ROMANO) INC.


                                         By
------------------------------------        ------------------------------------
Secretary                                   Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
[CORPORATE SEAL]

         This is one of the Series A Notes described in the Indenture referred to herein.

                                      CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee



                                      By
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Its:
                                            ------------------------------------

                             PREPAYMENT SCHEDULE TO
                           NOTE NO. AR-_______________
                                   (SERIES A)


         In addition to paying the entire outstanding principal amount of, and the interest due on, this Note on _______________, 20__, the maturity date hereof, the Company agrees to prepay, and there shall become due and payable, principal amounts of this Note on the last day of each month, in each year, beginning on ___________, 1998, as follows:


Date Due                                               Amount Due
--------                                               ----------


                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------

                  (Insert assignee's soc. sec. or tax I.D. no.)






--------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:

                    Your Signature:
                                   --------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

                    Signature Guarantee:
                                        ---------------------------------------

                                                                       ANNEX A-2

                        NOBLE DRILLING (PAUL ROMANO) INC.

No. BR-_____

            6.09% SERIES B SENIOR SECURED NOTE DUE DECEMBER 20, 2003

$
 ----------------                                       -----------------------


                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE ISSUER IS NOT REQUIRED TO REGISTER THIS SECURITY UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         NOBLE DRILLING (PAUL ROMANO) INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to _________________________ or registered assigns the principal sum of
_________________________ Dollars ($__________) on December 20, 2003, and to pay
interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of 6.09% per annum, monthly on the twentieth (20th) day of each month of each year, commencing on December 20, 1998, until the principal amount hereof shall become due and payable and to pay on demand interest on any overdue principal, including any overdue prepayment of principal, and (to the extent permitted by applicable law) on any applicable Make-Whole Amount or overdue installment of interest, at a rate of interest per annum equal to the Default Rate; provided that interest on this Note shall in no event exceed the maximum rate permitted by applicable law, and this Note is expressly made subject to 12.5 of the Indenture.

         Payments of principal, applicable Make-Whole Amount, if any, or other amounts due hereon, and interest shall be made in any coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts in such manner and at such place as provided in Section 4.6 of the Indenture.

         This Note is one of an issue of Series B Senior Secured Notes of the Company issued in an aggregate original principal amount limited to $16,837,500 under the Trust Indenture and Security Agreement of the Company (said indenture, together with all agreements and indentures supplemental thereto being herein called the "Indenture") dated as of November 24, 1998, with Chase Bank of Texas, National Association as Trustee and is entitled to the benefits thereof. Reference is hereby made to the Indenture for a description of certain rights, obligations and duties of the parties thereto and for the meanings assigned to terms used and not defined in this Note. As provided in the Indenture, this Note is subject to optional prepayment. This Note is secured as set forth in the Indenture and in the separate Note Purchase Agreements dated as of September 24, 1998, between the Company and each of the Purchasers (listed on Schedule A attached thereto).

         This Note is a registered Note and is transferable only by surrender thereof at the agency of the Company maintained pursuant to Section 7.9 of the Indenture, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

         Following any partial prepayment of this Note, this Note shall, prior to any transfer hereof, be (a) made available to the Trustee for notation on the prepayment schedule attached hereto of the amount of principal so prepaid or,
(b) at the option of the holder hereof and in lieu of the alternative in the foregoing clause (a), held by the holder who shall make a notation of such schedule of the amount of principal so prepaid. In case the entire principal amount on this Note is prepaid or paid, this Note shall, upon written request therefor by the Company, be surrendered promptly at the agency of the Company maintained pursuant to Section 7.9 of the Indenture, for cancellation.

         In any case where the date of maturity of any interest, applicable Make-Whole Amount, or other amounts due hereon, or principal owed with respect to this Note or the date fixed for any prepayment (in whole or in part) of this Note will not be a Business Day, then payment of such interest, applicable Make-Whole Amount, or other amounts due hereon, or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for such prepayment.

         Under certain circumstances, as specified in the Indenture, the principal of this Note (together with interest accrued thereon and any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Indenture.

         This Note and the Indenture are governed by, and shall be construed and enforced in accordance with, the law of the State of New York applicable to contracts made and to be performed entirely within such state and applicable federal law.

Dated:


ATTEST:                                  NOBLE DRILLING (PAUL ROMANO) INC.


                                         By
------------------------------------        ------------------------------------
Secretary                                   Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
[CORPORATE SEAL]

         This is one of the Series B Notes described in the Indenture referred to herein.

                                     CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee



                                     By
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Its:
                                           -------------------------------------

                              PAYMENTS OF PRINCIPAL



       Date of                                             Principal Amount
       Payment                 Amount Paid                 Remaining Unpaid                Authorized Signature
----------------------  --------------------------  ------------------------------  -----------------------------------









                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------

                  (Insert assignee's soc. sec. or tax I.D. no.)






--------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:

                    Your Signature:
                                   ---------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

                    Signature Guarantee:
                                        ----------------------------------------